UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Sepracor Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2009

To our stockholders:

        We invite you to our 2009 annual meeting of stockholders, which will be held at our offices located at 158 Waterford Drive, Marlborough, MA 01752 on Thursday, May 14, 2009 at 9:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

  1.
  To elect two Class I Directors for the ensuing three years;

  2.
  To approve the adoption of Sepracor's 2009 Stock Incentive Plan;

  3.
  To approve an amendment to Sepracor's 1998 Employee Stock Purchase Plan, or 1998 ESPP, increasing from 1,900,000 to 2,900,000 the number of shares of Sepracor common stock reserved for issuance under the 1998 ESPP;

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as Sepracor's independent registered public accounting firm for the current fiscal year; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 20, 2009, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name", meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

                      By Order of the Board of Directors,

                      ADRIAN ADAMS
                      President & Chief Executive Officer

Marlborough, Massachusetts
April 3, 2009

i

SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

Proxy Statement for the 2009 Annual Meeting of Stockholders

To Be Held on May 14, 2009

        This proxy statement contains information about the 2009 annual meeting of stockholders of Sepracor Inc., including postponements and adjournments of the annual meeting. We are holding the annual meeting at our offices located at 158 Waterford Drive, Marlborough, MA 01752 on Thursday, May 14, 2009 at 9:00 a.m., local time.

        In this proxy statement, we refer to Sepracor Inc. as "Sepracor", "we" and "us".

        We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting.

        We are mailing our Annual Report to Stockholders for the year ended December 31, 2008 with these proxy materials on or about April 3, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2008 are available for viewing, printing and downloading at http://www.sepracor.com/InvestorRelations2009proxy.

        Additionally, you can find our Annual Report on Form 10-K for the year ended December 31, 2008 through the Securities and Exchange Commission's electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. Exhibits will be provided upon written request and payment of an appropriate processing fee.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on March 20, 2009, the record date for our 2009 annual meeting of stockholders, which we refer to in this proxy statement as the annual meeting. The number of outstanding shares entitled to vote at the annual meeting is 109,397,324 shares of common stock.
If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the meeting.
Q.	What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q.	How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:
(1)
Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.
(2)
By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
(3)
By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
			(4)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in "street name", meaning they are held for your account by a broker or other nominee, you may vote:
			(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if it permits Internet or telephone voting. You should follow those instructions.
			(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)
In Person at the Meeting: Contact your broker or other nominee to obtain a brokers' proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:
			(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
			(2)	Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.
			(3)	Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.
Q.	Will my shares be voted if I don't return my proxy?	A.
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in "street name", your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers' unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, election of directors, and Proposal 4, ratification of the selection of our independent registered public accounting firm, are routine matters. However, Proposal 2, adoption of our 2009 Stock Incentive Plan, which we refer to as the 2009 Plan, and Proposal 3, amendment to our 1998 Employee Stock Purchase Plan, which we refer to as the 1998 ESPP, are not routine matters. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

Q.	How many shares must be present to hold the meeting?	A.	A majority of our outstanding shares of common stock must be present at the meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares held in "street name" and voted by the broker or other nominee and any shares that are voted over the Internet, by telephone, or by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or does not vote on one or more of the matters to be voted upon.
If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.
Q.	What vote is required to approve each matter and how are votes counted?	A.
Proposal 1—Election of two Class I Directors
The two nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your brokerage firm in "street name" and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. With respect to the election of directors, you may:
• vote FOR both nominees;
• vote FOR one nominee and WITHHOLD your vote from the other nominee;
• WITHHOLD your vote from both nominees.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Adoption of the 2009 Plan

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your broker in "street name", and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, "broker non-votes" and votes to ABSTAIN will have no effect on the voting on the proposal.

Proposal 3—Amendment to the 1998 ESPP

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is not considered a routine matter. Therefore, if your shares are held by your broker in "street name", and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 3. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 3, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, "broker non-votes" and votes to ABSTAIN will have no effect on the voting on the proposal.
Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in "street name" and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Q.	Are there other matters to be voted on at the meeting?	A.	We do not know of any other matters that may come before the meeting other than the election of two Class I directors, the adoption of the 2009 Plan, the approval of the amendment to the 1998 ESPP and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.	Where can I find the voting results?	A.
We expect to report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2009, which we anticipate filing with the Securities and Exchange Commission in August 2009.
Q.	What are the costs of soliciting these proxies?	A.
We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. In addition, we have retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting materials to the owners of the stock held in their names. For these services, we will pay a fee of approximately $6,000 plus expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: 84 Waterford Drive, Marlborough, Massachusetts 01752, Attention: Investor Relations; 508-481-6700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain beneficial ownership information, as of January 31, 2009, or such earlier date as indicated below, for:

  •
  each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

  •
  each of our directors and nominees for director;

  •
  our principal executive officer, our principal financial officer, our former principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2008 and our former Executive Chairman, who would have been one of our three most highly compensated executive officers on December 31, 2008 but for the fact he was not an executive officer on December 31, 2008, whom we refer to, collectively, as our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2009 through the exercise of any stock option or other right or upon conversion of our (a) 0% Series B convertible senior subordinated notes due 2010 or (b) 0% convertible senior subordinated notes due 2024. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

        Percentage of common stock outstanding is based on 109,123,258 shares of our common stock outstanding as of January 31, 2009. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days of January 31, 2009, and shares of common stock issuable upon conversion of our convertible debt, are deemed outstanding for the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each person is: c/o Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
FMR LLC	13,350,855	(1)	12.2%
82 Devonshire Street Boston, Massachusetts 02109

Wellington Management Company, LLP	8,314,907	(2)	7.6%
75 State Street Boston, MA 02109

NWQ Investment Management Company, LLC	6,227,619	(3)	5.7%
2049 Century Park East, 16th Floor Los Angeles, CA 90067

Capital Group International, Inc.	6,011,900	(4)	5.5%
11100 Santa Monica Boulevard Los Angeles, CA 90025

Directors
Adrian Adams	496,156	(6)	*
Timothy J. Barberich	1,701,441	(5)(6)(7)	1.5%
Digby W. Barrios	142,000	(6)(8)	*
Robert J. Cresci	262,500	(6)	*
James F. Mrazek	295,000	(6)(9)	*
Lisa Ricciardi	13,000	(6)	*
Timothy J. Rink	66,000	(6)	*
Alan A. Steigrod	184,000	(6)(10)	*

Other Named Executive Officers
Mark H. N. Corrigan, M.D.	271,450	(6)	*
Mark Iwicki	145,000	(6)	*
Andrew I. Koven	113,000	(6)	*
Robert F. Scumaci	375,901	(6)(11)	*
David P. Southwell	304,445	(12)(13)	*
All directors and executive officers as a group (13 persons)	4,105,448	(14)	3.7%

*
Represents holdings of less than one percent.

(1)
This information is taken from a Schedule 13G/A filed on February 17, 2009 by FMR LLC, jointly with its affiliates, Edward C. Johnson III, Fidelity Management & Research Company and Fidelity Growth Company Fund, and is as of December 31, 2008. Of the 13,350,855 shares of our common stock deemed beneficially owned, FMR LLC reports sole voting power as to 1,680 shares and sole dispositive power as to all 13,350,855 shares.

  Various persons have the right to receive, or the power to direct, the receipt of dividends from, or the proceeds from, the sale of, the 13,350,855 shares of our common stock deemed beneficially owned. The interest of one person, Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 11,170,129 shares, or 10.2%, of our outstanding common stock at December 31, 2008.

(2)
This information is taken from a Schedule 13G/A filed on February 17, 2009 by Wellington Management Company, LLP and is as of December 31, 2008. Of the 8,314,907 shares of our common stock deemed beneficially owned, Wellington Management Company, LLP reports shared voting power as to 3,153,507 and shared dispositive power as to all 8,314,907 shares.

(3)
This information is taken from a schedule 13G filed by NWQ Investment Management Company, LLC on February 17, 2009 and is as of December 31, 2008. Of the 6,227,619 shares of our common stock deemed beneficially owned, NWQ Investment Management Company, LLC reports sole voting power as to 5,846,118 and sole dispositive power as to all 6,227,619 shares.

(4)
This information is taken from a Schedule 13G/A filed by Capital Group International, Inc. on February 12, 2009 and is as of December 31, 2008. Of the 6,011,900 shares of our common stock deemed beneficially owned, Capital Group International, Inc. reports sole voting power as to 5,251,840 shares and sole dispositive power as to 6,011,900 shares.

  Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over our common stock. The investment management companies, which include a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, or the Exchange Act, and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of our common stock. However, by virtue of Rule 13d-3 under the Exchange Act, Capital Group International, Inc. may be deemed to "beneficially own" 6,011,900 shares.

(5)
On May 14, 2008, Mr. Barberich retired as our Executive Chairman and has since served as Chairman of our Board of Directors. He has agreed to serve as our advisor through December 31, 2009 pursuant to the terms of the executive retirement agreement he entered into with us in December 2007.

(6)
The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after January 31, 2009 upon exercise of outstanding stock options as set forth opposite his or her name below:

Name	Number of Shares
Adrian Adams	200,000
Timothy J. Barberich	880,272
Digby W. Barrios	130,000
Robert J. Cresci	257,500
James F. Mrazek	210,000
Lisa Ricciardi	4,000
Timothy J. Rink	60,000
Alan A. Steigrod	175,000
Mark H. N. Corrigan, M.D.	209,550
Mark Iwicki.	30,000
Andrew I. Koven	28,000
Robert F. Scumaci	300,352
David P. Southwell	269,400
(7)
The number of shares of our common stock that Mr. Barberich is deemed to beneficially own includes an aggregate of 133,729 shares held in trusts, including 5,062 shares held in a Grantor Retained Annuity Trust, of which Mr. Barberich is the trustee and his children or wife are beneficiaries, and 2,141 shares held by Mr. Barberich's child and 1,362 shares held by Mr. Barberich's wife.

(8)
The number of shares of our common stock that Mr. Barrios is deemed to beneficially own includes 3,000 shares held in a trust of which Mr. Barrios is a trustee and his wife is the beneficiary.

(9)
The number of shares of our common stock that Mr. Mrazek is deemed to beneficially own includes 80,000 shares held in a trust of which Mr. Mrazek is a trustee and beneficiary.

(10)
The number of shares of our common stock that Mr. Steigrod is deemed to beneficially own includes 4,000 shares held in a trust of which Mr. Steigrod is the trustee and beneficiary.

(11)
The number of shares of our common stock that Mr. Scumaci is deemed to beneficially own includes 800 shares held in a trust of which Mr. Scumaci's wife is trustee and his children are beneficiaries.

(12)
The number of shares of our common stock that Mr. Southwell is deemed to beneficially own includes 20,572 shares held in a charitable trust of which Mr. Southwell is a trustee and 458 shares held by Mr. Southwell's minor children.

(13)
In May 2008, we entered into a severance and consulting agreement with David P. Southwell pursuant to which Mr. Southwell resigned as our Chief Financial Officer and Executive Vice President, Corporate Planning, Development and Licensing on May 20, 2008. Mr. Southwell served as our consultant through December 31, 2008 to assist in the transition of his work and to provide such other advice and assistance on corporate projects requested by our Chief Executive Officer.

(14)
Includes an aggregate of 2,484,674 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after January 31, 2009 upon exercise of outstanding stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board has set the number of directors at eight. There are two Class I Directors, three Class II Directors and three Class III Directors. The Class I, Class II and Class III Directors currently serve until the annual meeting of stockholders to be held in 2009, 2011 and 2010, respectively, and until their respective successors are elected and qualified.

        The persons named in the enclosed proxy will vote to elect, as Class I Directors, Messrs. Cresci and Mrazek, unless you indicate on your proxy that your shares should be withheld from one or both of the nominees. Our Nominating and Corporate Governance Committee has recommended, and the Board has nominated, each of the nominees for election as a Class I Director. Each of the nominees is currently a member of our Board of Directors.

        If they are elected, we expect Messrs. Cresci and Mrazek will each hold office until our annual meeting of stockholders in 2012 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

        There are no family relationships between or among any of our officers or directors.

        Below are the names and ages, of and certain other information with respect to, each member of the Board of Directors, including the nominees for election as Class I Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 31, 2009, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management".

Nominees for Term Expiring in 2012 (Class I Directors)

        Robert J. Cresci, age 65, has been a director since 1990 and currently serves on our Audit Committee and Nominating and Corporate Governance Committee and as our Lead Director.

        Since September 1990, Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci also serves as a director of Luminex Corporation, j2 Global Communications, Inc. and Continucare Corporation.

        James F. Mrazek, age 68, has been a director since 1984 and currently serves on both our Compensation Committee and Audit Committee.

        Mr. Mrazek served as the Chairman of our Board of Directors from 1984 until 1990. Since March 1996, Mr. Mrazek has served as Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 until March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm.

Directors Whose Terms Expire in 2011 (Class II Directors)

        Adrian Adams, age 58, has been a director since March 2007.

        Since March 2007, Mr. Adams has served as our President, and, since May 2007, also as our Chief Executive Officer. From March 2007 to May 2007, Mr. Adams also served as our Chief Operating

Officer. From January 2002 until March 2007, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, and from April 2001 until January 2002 as its President and Chief Operating Officer. Prior to joining Kos Pharmaceuticals, Mr. Adams served as President and Chief Executive Officer of Novartis Pharmaceuticals in Europe. Mr. Adams also served SmithKline Beecham Pharmaceuticals from 1992 to 1999 in various national and international capacities, last serving as President of its Canadian subsidiary. Mr. Adams has served as a director of Amylin Pharmaceuticals, Inc. since October 2007.

        Timothy J. Barberich, age 61, has been a director since 1984.

        Mr. Barberich has served as Chairman of our Board of Directors since 1990. He served as our President from 1984 to 1990, and as our Chief Executive Officer from 1984 until May 2007. From May 2007 until May 2008, Mr. Barberich served as our Executive Chairman. From 1984 until October 1999, Mr. Barberich also served as our President. Mr. Barberich serves as a director of BioSphere Medical, Inc. and HeartWare Limited, which are publicly traded entities, and Gem X Biotechnologies, Resolvyx Pharmaceuticals, Inc., Bionevia Pharmaceuticals, Inc. and Boston Medical Center, which are privately held entities.

        Timothy J. Rink, age 62, has been a director since October 2005.

        From February 1996 through 1999, Dr. Rink served as Chairman of the Board, President and Chief Executive Officer of Aurora Biosciences Corp., which designs, develops and commercializes drug discovery systems services and technologies. From 1990 through 1995, Dr. Rink served as the President and Chief Technology Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, and currently serves as the chairman of Amylin's scientific advisory board. Dr. Rink also currently serves on the board of directors of Santhera Pharmaceuticals AG, a European biotechnology company.

Directors Whose Terms Expire in 2010 (Class III Directors)

        Digby W. Barrios, age 71, has been a director since 1992 and currently serves on both our Compensation Committee and Nominating and Corporate Governance Committee.

        Since July 1992, Mr. Barrios has been an independent management consultant. From 1988 until June 1992, Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company.

        Alan A. Steigrod, age 71, has been a director since 1995 and currently serves on both our Audit Committee and Nominating and Corporate Governance Committee.

        Since January 1996, Mr. Steigrod has been Managing Director of Newport Healthcare Ventures, which invests in, and provides consulting services for, the biopharmaceutical industry. From March 1993 until November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a neuroscience research and development company. Mr. Steigrod also previously served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation.

        Lisa Ricciardi, age 49, has been a director since November 2007 and currently serves on our Compensation Committee.

        Since October 2007, Ms. Ricciardi has been an Adjunct Partner at Essex Woodlands Health Ventures, a venture capital firm. Prior to joining Essex Woodlands Health Ventures, Ms. Ricciardi was Senior Vice President of Licensing and Development for Pfizer, Inc., a pharmaceutical company, a position to which she was promoted in 2004 after serving as Vice President for Licensing and Development beginning in 1998.

Board Recommendation

        The Board of Directors believes that approval of the election of Robert J. Cresci and James F. Mrazek to serve as Class I Directors is in Sepracor's best interests and the best interests of our stockholders and therefore recommends a vote "FOR" this proposal.

 CORPORATE GOVERNANCE

General

        This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct and ethics described below are available on our website at www.sepracor.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. Our Board of Directors has long believed that good corporate governance is important to ensure that Sepracor is managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities. These guidelines, which provide a framework for the conduct of the Board's business, provide that:

  •
  the principal responsibility of the directors is to oversee our management;

  •
  a majority of the members of the Board shall be independent directors, unless otherwise permitted by Nasdaq rules;

  •
  the independent directors meet at least twice a year and at other times at the request of any independent director;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually, the Board and its committees will seek to conduct a self-evaluation to determine whether they are functioning effectively.

        We believe these guidelines serve the best interests of Sepracor and our stockholders.

Board Determination of Independence

        Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Dr. Rink, Messrs. Barrios, Cresci, Mrazek and Steigrod nor

Ms. Ricciardi has or had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Nasdaq Rule 4200(a)(15).

Director Nomination Process

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes engaging executive recruiting firms to identify potential Board members, requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of this Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Andrew I. Koven, Executive Vice President, General Counsel and Corporate Secretary, Sepracor Inc., 84 Waterford Drive, Marlborough, MA 01752. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.

        Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under "Stockholder Proposals for the 2010 Annual Meeting".

        At the annual meeting, stockholders will be asked to consider the election of Robert J. Cresci and James F. Mrazek, each of whom is being nominated for re-election to the Board.

Board Meetings and Attendance

        The Board of Directors held 17 meetings, either in person or by teleconference, during the year ended December 31, 2008. During 2008, each of our directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she then served.

 Director Attendance at Annual Meeting of Stockholders

        Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All but one of our directors attended the 2008 annual meeting of stockholders, and we expect substantially all of our directors to attend the 2009 annual meeting.

Board Committees

        The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance, each of which operates under a written charter that has been approved by the Board. Current copies of each committee's charter are posted on the Corporate Governance section of our website, www.sepracor.com.

        The Board of Directors has determined that all of the members of each of the Board's three standing committees are independent as defined under the Nasdaq rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

  Audit Committee

        The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and has the following principal duties:

  •
  appointing, approving the services provided by and the compensation of, and assessing the independence of, our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual financial statements and related disclosures;

  •
  overseeing our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  meeting independently with our internal control staff, independent registered public accounting firm and management; and

  •
  preparing the report of the Audit Committee required by the SEC rules, which is included on page 18 of this proxy statement.

        In addition, the Audit Committee must approve any related party transaction entered into by us. Our policies and procedures for the review and approval of related person transactions are summarized on page 20 of this proxy statement.

        The members of the Audit Committee are Messrs. Cresci (Chairman), Mrazek and Steigrod. The Board of Directors has determined that Mr. Cresci is an "audit committee financial expert" as defined by applicable SEC Rules and that each of Messrs. Cresci, Mrazek and Steigrod are independent as such term is defined under the applicable Nasdaq rules and as is contemplated by Rule 10A-3 under the Exchange Act.

        The Audit Committee held six formal meetings in 2008. In addition, members of the Audit Committee speak regularly with our independent registered public accounting firm and separately with the members of management to discuss any matters that the Audit Committee or any of these individuals believes should be discussed, including any significant issues or disagreements concerning our accounting practices or financial statements. See "Report of the Audit Committee" below on page 18.

        The Audit Committee is authorized to retain advisors and consultants and to compensate such advisors and consultants for their services.

        The Audit Committee acts pursuant to the terms of a charter that was amended and restated in March 2009. The Audit Committee charter, as amended and restated, can be accessed on the Corporate Governance section of our website, www.sepracor.com, and is attached to this proxy statement as Appendix A.

  Compensation Committee

        Our Compensation Committee, among other things, provides recommendations to the Board regarding our compensation programs, and has the following principal duties:

  •
  annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer's compensation;

  •
  determining our Chief Executive Officer's compensation;

  •
  reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to the Board with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis", which is included in this proxy statement beginning on page 20; and

  •
  preparing the Report of the Compensation Committee required by SEC rules, which is included on page 29 of this proxy statement.

        The process and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading "Compensation Discussion and Analysis" on page 20.

        The members of the Compensation Committee are Messrs. Barrios and Mrazek (Chairman) and Ms. Ricciardi. The Compensation Committee held five meetings during 2008. The Board has determined that each of these members is independent as defined under the applicable Nasdaq rules.

        The Compensation Committee is authorized to retain advisors and consultants and to compensate such advisors and consultants for their services. Additionally, the Compensation Committee may delegate authority to one or more subcommittees as it deems appropriate.

        The charter of our Compensation Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee has the following principal responsibilities:

  •
  identifying individuals qualified to become Board members;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  reviewing and making recommendations to the Board with respect to management succession planning;

  •
  developing corporate governance principles and recommending them to the Board; and

  •
  overseeing annual evaluations of the Board.

        The members of the Nominating and Corporate Governance Committee are Messrs. Barrios, Cresci and Steigrod (Chairman). The Board of Directors has determined that each of these members is independent, as that term is defined by applicable Nasdaq rules. The Nominating and Corporate Governance Committee held three meetings during 2008.

        The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate such advisors and consultants for their services.

        The charter of the Nominating and Corporate Governance Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Communicating with the Independent Directors

        Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our Lead Director or, at any time that we do not have a Lead Director, the Chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Mr. Cresci currently serves as our Lead Director.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director or Chairman of the Nominating and Corporate Governance Committee, as appropriate, considers to be important for the directors to consider. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Andrew I. Koven, Executive Vice President, General Counsel and Corporate Secretary, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

 Code of Conduct and Ethics

        On December 10, 2008, our Board of Directors approved a revised Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. The new Code of Conduct and Ethics encompasses and supersedes the Code of Conduct and Ethics previously adopted by our Board of Directors on March 10, 2004 and now includes, among other things, adherence to the revised Pharmaceutical Research Manufacturers Association (PhRMA) Code on Interactions with Healthcare Professionals. We have posted a copy of this code on our website, www.sepracor.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Global Select Market listing standards concerning any amendments to, or waivers of, our Code of Conduct and Ethics.

Report of the Audit Committee

        The Audit Committee has reviewed Sepracor's audited financial statements for the fiscal year ended December 31, 2008 and discussed them with Sepracor's management and its independent registered public accounting firm.

        The Audit Committee has also received from, and discussed with, Sepracor's independent registered public accounting firm various communications that Sepracor's independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received the written disclosures and the letter from Sepracor's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding Sepracor's independent registered public accounting firm's communication with the Audit Committee concerning independence, and has discussed with Sepracor's independent registered public accounting firm their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to Sepracor's Board of Directors that the audited financial statements be included in Sepracor's Annual Report on Form 10-K for the year ended December 31, 2008.

                      By the Audit Committee of the
                      Board of Directors

                      Robert J. Cresci (Chairman)
                      James F. Mrazek
                      Alan A. Steigrod

Fees of Independent Registered Public Accounting Firm

  Auditors Fees

        The following table summarizes the fees that PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two years.

Fee Category	2008	2007
Audit Fees(1)	$1,805,153	$1,739,000
Audit-Related Fees(2)	135,157	25,000
Tax Fees(3)	60,124	471,045
All Other Fees(4)	340,172	19,000

Total Fees	$2,340,606	$2,254,045

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, the review of the restated financial statements filed during 2007 and other professional services provided in connection with statutory and regulatory filings or engagements. In addition, audit fees include those fees related to PricewaterhouseCoopers LLP's audit of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. For 2007, audit fees consist of $550,000 of fees relating to the restatement of our financial statements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees". These services related to our acquisition of Oryx Pharmaceuticals, Inc. (renamed Sepracor Pharmaceuticals, Inc.) in 2008 and fees for work related to a subsidiary in 2007.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to the preparation of federal and state tax returns and quarterly estimated tax payments. Tax advice and tax planning services relate to miscellaneous items, such as research and development tax credit analysis, net operating loss carryforwards analysis, intercompany transactions and foreign tax laws and assistance with tax audits and appeals.

(4)
All other fees consist of fees relating to due diligence in 2008 and the preparation of a non-executive compensation report in 2008 and 2007.

  Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next

12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve any audit or non-audit service to be provided to Sepracor by our independent registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported at the next meeting of the Audit Committee.

        During 2008, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

Certain Relationships and Related Transactions

        Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction since the beginning of the last fiscal year, or any currently proposed transaction, involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

        Since January 1, 2008, we have not been a participant in any transaction, nor is there any currently proposed transaction, that is reportable under Item 404(a) of Regulation S-K.

  Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

        In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. Although we have not entered into any financial transactions with any immediate family member of any of our directors or executive officers, if we were to do so, any such material financial transaction would need to be approved by our Audit Committee prior to us entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related persons that are employed by other companies with which we had a material relationship during that year, if any.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

        The Compensation Committee of our Board of Directors has responsibility for designing, implementing and monitoring compensation programs for our Chief Executive Officer and for our other executive officers included in the Summary Compensation Table on page 30. The Chief Executive Officer and these other officers are referred to as our "named executive officers". The Compensation Committee ensures that compensation programs are aligned with our compensation objectives, and it also ensures that total compensation paid to the named executive officers is fair, reasonable and competitive.

Compensation Objectives

        The Compensation Committee believes that the compensation programs for our named executive officers are most effective when designed to reward achievement of specific, predetermined, quantitative and qualitative goals of Sepracor. These goals include annual, long-term and strategic components, and they are developed with the thought of aligning our executives' interests with those of our stockholders, with the ultimate objective of increasing stockholder value. Key elements of our executive compensation program that align the interests of our named executive officers with stockholders include:

  •
  a base salary and cash bonus designed to reward annual achievements, as measured by performance against pre-determined quantitative and qualitative measures, with consideration given to the executive's scope of responsibility, leadership abilities and management experience and effectiveness;

  •
  equity incentive compensation in the form of stock options and restricted stock grants, the value of which is dependent upon the performance of our stock price and subject to vesting schedules that require continued service with Sepracor; and

  •
  stock ownership and holding requirements, which require our named executives to hold equity interests in Sepracor equal in value to a multiple of their base salary.

Determining and Setting Executive Compensation

        The Compensation Committee makes judgments relating to executive compensation after carefully reviewing corporate performance against established corporate goals and performing a detailed evaluation of a named executive officer's performance during the year against goals specific for the named executive officer. Specific factors affecting compensation decisions for the named executive officers include:

  •
  achieving key corporate financial measurements such as revenue and net income;

  •
  achieving specific operating goals for commercial operations and research and development, such as product launches, product expansions, manufacturing efficiencies, filings with the U.S. Food and Drug Administration, or FDA, completion of key clinical trials and progress towards discovery of new drug compounds;

  •
  achieving strategic objectives, such as acquisitions, licensing arrangements, joint ventures and protection of key intellectual property assets; and

  •
  supporting our corporate values by promoting a culture of integrity through compliance with applicable legal and ethical standards and our Code of Conduct and Ethics.

        In making compensation decisions for 2008, the Compensation Committee engaged Mercer LLC, or Mercer, an outside global human resources consulting firm, as it did for 2007 compensation, to conduct an annual review of Sepracor's total compensation program for all named executive officers. Mercer provided market data and analysis and compensation alternatives for consideration in making compensation decisions. Our Chief Executive Officer also made recommendations to the Compensation Committee in connection with suggested compensation for our executive officers. Our Chief Executive Officer did not participate in the presentation or decision-making process with respect to his compensation. Mercer also compiled as much data as possible for a peer group of publicly traded pharmaceutical and biotechnology companies, which we refer to as our compensation peer group, of comparable size and industry. The companies comprising our most recent compensation peer group are:

•	Allergan, Inc.	•	Forest Laboratories, Inc.
•	Amylin Pharmaceuticals, Inc.	•	Genzyme Corp.
•	Biogen Idec Inc.	•	King Pharmaceuticals Inc.
•	Biovail Corporation	•	Millennium Pharmaceuticals, Inc.
•	Celgene Corp.	•	Mylan Laboratories Inc.
•	Cephalon Inc.	•	Valeant Pharmaceuticals International
•	Endo Pharmaceuticals Holdings

        The compensation package presented by Mercer to the Compensation Committee targeted each component of our executive compensation near the median of our compensation peer group.

        The Compensation Committee's goal is to find an appropriate mix between cash payments and equity incentive awards to meet short- and long-term goals and objectives. There is no pre-established target for allocations or apportionment by type of compensation. The mix of compensation elements is designed to reward recent results and drive near and long-term corporate performance. The Compensation Committee reviews information provided by Mercer to aid in determining the appropriate level and mix of compensation elements.

Executive Compensation Components

        For the year ended December 31, 2008, the principal components of compensation for our named executive officers were:

  •
  base salary;

  •
  cash bonuses;

  •
  equity awards, including stock options and restricted stock; and

  •
  benefits, including change in control and other severance arrangements.

  Base Salary

        Base salaries are provided to our named executive officers to compensate them for services rendered during the year. Base salaries are determined for each named executive officer based upon his position, scope of responsibilities and performance and by comparison to our compensation peer group. The Compensation Committee currently targets base salary near the median of our compensation peer group, although the executive's responsibility and experience, market demand for the executive's skill set and the other factors mentioned above also influence the final recommendation.

  Cash Bonuses

        Annual Cash Incentive Bonus Plan.    Our annual cash incentive bonus plan for our named executive officers is structured to evaluate each individual officer's performance and to reward each officer for positive performance. This evaluation is based largely on the comparison of actual performance to a specific series of objectives for each executive relating to corporate financial, strategic and operational goals. Our Compensation Committee sets bonus targets through an analysis and comparison of the bonus percentage payouts of our compensation peer group, with a current goal of being near the median of our peer group. The target bonus payouts range from 100% of salary for our Chief Executive Officer to 50% of salary for the least compensated named executive officer.

        The Compensation Committee, with input from the named executive officers, establishes specific measures are established each year for each named executive officer, usually in the first quarter. They include corporate financial and strategic goals, operational goals by department and individual goals. The Compensation Committee's intention is to set goals that it and the named executive officers expect can be achieved. Upon completion of the fiscal year, the Compensation Committee assesses the performance of each named executive officer by comparing actual results to the pre-determined goals and, to the extent goals are not achieved, by considering the reasons why they were not achieved. Based on these and other subjective factors, the Compensation Committee, applying its judgment, arrives at a final bonus percentage payout. The Compensation Committee believes that the annual cash incentive bonus plan rewards our named executive officers for driving to achieve key results for Sepracor and motivates them to sustain this performance for the long term. The specific targets established for our cash incentive bonus plan during 2008 are further discussed below.

        Other Bonuses.    In particular circumstances, we also utilize other types of bonuses, including cash signing bonuses when certain executives and non-executives join us. Cash signing bonuses are typically repayable in full to Sepracor if the employee voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid, and the amount thereof, is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an employee upon terminating prior employment, to assist with relocation expenses and/or to create additional incentive for an employee to join Sepracor in a position where there is high market demand.

        The salaries paid and bonuses awarded to the named executives for 2008 are discussed below and shown in the Summary Compensation Table on page 30.

        Equity Awards.    Our equity incentive compensation program for named executives is designed to:

  •
  align named executive officer's interests with those of stockholders;

  •
  reward demonstrated leadership and performance;

  •
  retain named executive officers through vesting of the awards;

  •
  maintain competitive levels of compensation; and

  •
  motivate named executive officers for outstanding future performance.

        We typically make annual grants of stock options and/or restricted stock awards to our named executive officers, which are approved by our Compensation Committee. Stock option and restricted stock award levels vary among named executives based on their positions and performance and are determined partly based on our peer compensation group market data. Grant size and an appropriate combination of stock options and restricted stock grants are considered as each grant decision is made. The Compensation Committee believes that stock options are a motivational tool as they provide value only to the extent the price of our common stock exceeds the exercise price on the date of the grant. Restricted stock awards, which we typically grant at no cost to the executive, are designed to give the named executive some guaranteed value if they remain with Sepracor through the vesting periods, while still serving as a motivational tool as the value of our stock increases.

        Stock options and restricted stock awards granted by the Compensation Committee to the named executive officers typically vest over three to five years, with limited exceptions such as when a vesting period is tied to achievement of a specific company goal. Vesting rights generally cease upon termination of employment, except in the case of a change in control of Sepracor, and option exercise rights typically cease three months thereafter.

        The number of restricted shares and stock options granted to our named executive officers, and the value of those awards determined in accordance with Statement of Financial Accounting Standards 123(R), Share-Based Payment (revised 2004), or SFAS 123(R), are shown in the Grants of Plan-Based Awards Table on page 33.

        Equity Grant Practices.    Generally, we only make grants of equity awards to our executive officers on an annual basis or the commencement of an executive's employment with us. Our named executive officers received equity awards once in 2008 and such awards were approved by our Compensation Committee on May 20, 2008. Annual equity grants made to our executive officers are approved at the Compensation Committee meeting that coincides with our annual meeting of stockholders, and equity grants to new executive officers are made at the first Compensation Committee meeting following the executive's first day of employment. The exercise price of each stock option grant to our executive officers is the closing price of our common stock on the date of the grant.

        Equity Ownership Guidelines.    The equity ownership guidelines applicable to our executive officers require each executive officer to hold equity interests in Sepracor having a market value equal to at least a certain multiple of his base salary. The current ownership guideline for the Chief Executive Officer is equal to three times then-current base salary, and for other executive officers is equal to two times then-current base salary. Each executive officer who was serving as of March 2006 is required to ensure he accumulates the required equity amounts by December 31, 2009, and each executive officer who began serving after March 2006 has until December 31 in the year of the third anniversary of his or her first date of employment with us to comply with the equity ownership guidelines. The ownership guidelines increase for the Chief Executive Officer to four times then-current base salary, and for other named executive officers to three times then-current base salary, on the later of December 31, 2011 and December 31 in the year of the fifth anniversary of such officer's first date of employment.

  Benefits

        Other Compensation.    We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. Under these broad-based plans, the benefits paid to our named executive officers in 2008 consisted primarily of (a) 401(k) contributions made by Sepracor on behalf of each named executive officer and (b) the taxable portion of insurance premiums paid by Sepracor. Our named executive officers are also eligible to purchase shares under our 1998 ESPP. During 2008, we reimbursed (or otherwise paid for) commuting expenses and housing allowances for Messrs. Adams, Iwicki and Koven. For 2008, we also provided company cars for all of our named executive officers.

        Change in Control and Severance Benefits.    We have entered into employment agreements and executive retention agreements with our named executive officers. These agreements are described in more detail beginning on page 36 under the heading "Employment Agreements and Change in Control Agreements". These agreements provide for severance compensation to be paid to executives in connection with the termination of their employment. In addition, the executive retention agreement with our Chief Executive Officer provides for payments upon a change in control, whether or not his employment is terminated.

        Additionally, in February 1999, our Board of Directors approved a plan providing for the payment of a gross-up payment to any officer or employee who receives any payments or benefits in connection with a change in control of Sepracor that constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code. This 280G gross-up plan is described in more detail on page 38.

        The change in control and severance compensation provisions in our agreements with our executive officers and our 280G gross-up plan are designed to meet the following objectives:

1.
Change in Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaboration and licensing arrangements as well as other ways in which we may work together to further our respective long-term objectives. In addition, many larger, more established pharmaceutical companies consider companies similar to Sepracor as potential acquisition targets for the purpose of adding value to their commercial, discovery and development pipelines. We recognize that the possibility of a change in control and the uncertainty and questions that such possibility may raise among our executive officers may result in the departure of such officers to the detriment of Sepracor and our stockholders. We provide severance compensation if an executive is terminated as a result of a change in control, and change in control benefits to our Chief Executive Officer upon a change in control, to reinforce and encourage continued employment and dedication of our executive officers without distraction from the possibility of a change in control and related events and circumstances.

2.
Termination Without Cause by Us or for Good Reason by the Executive: We have entered into agreements with our executive officers pursuant to which we have agreed to make severance payments to them in connection with the termination of their employment by us without cause and/or by the executive for good reason. We believe this is appropriate because it allows for a better transition of such officer's responsibilities and provides us more flexibility to make a change in senior management if such a change is in the best interests of Sepracor and our stockholders. In addition, the terminated executive is bound by a confidentiality provision and, for a period of one year following termination, non-compete and non-solicit provisions.

Compensation for Our Named Executive Officers

        Chief Executive Officer Compensation.    The Compensation Committee set the 2008 base salary and cash incentive bonus target for Mr. Adams based on a comparison of salaries paid by our peer compensation group, with the goal of being near the median of our peer group.

        Mr. Adams' annual base salary for 2008 was $1,050,000. For 2007, Mr. Adams' annual base salary was $800,000 pursuant to his employment agreement and was pro rated to reflect the commencement of his employment in March 2007. In order to maintain Mr. Adams' base salary near the median of other Chief Executive Officers in our peer group, the Compensation Committee increased Mr. Adams' annual base salary for 2009 to $1,081,500, effective April 1, 2009.

        For 2008, the Compensation Committee set the target bonus payout for Mr. Adams at 100% of his base salary. The portion of this award actually paid to Mr. Adams was based on the Compensation Committee's evaluation of Sepracor's achievement of the corporate and individual objectives discussed below under "—Other Named Executive Officer Compensation—Cash Incentive Bonuses". Based on this review, the Compensation Committee awarded Mr. Adams 65% of his target cash incentive bonus, or $682,500. For 2007, Mr. Adams' cash incentive bonus was established in his employment agreement, which provided for 100% of his annual base salary. In 2007, we paid Mr. Adams a cash incentive bonus of $666,640, representing the pro-rated portion of his targeted cash incentive bonus from the commencement of his employment with us in March 2007.

        In May 2008, our Compensation Committee granted Mr. Adams a stock option to purchase 175,000 shares of common stock that vests over five years and 120,000 shares of restricted stock that vest over three years.

        Additionally, pursuant to Mr. Adams' employment agreement, he is entitled to reimbursement for his reasonable travel expenses incurred in connection with commuting to and from his personal residence and our offices, a housing allowance of $5,600 per month and an automobile allowance, or a leased automobile, with a value of $75,000.

        Other Named Executive Officer Compensation.    The Compensation Committee set 2008 base salaries and cash incentive bonus targets for Dr. Corrigan and Messrs. Koven, Iwicki and Scumaci based on a comparison of our peer compensation group, with the goal of being near the median of the peer group. Mr. Iwicki's 2008 base salary and cash incentive bonus target were set pursuant to the terms of his employment agreement.

        Base Salaries.    The Compensation Committee set 2008 annual base salaries for Dr. Corrigan and Messrs. Koven, Iwicki and Scumaci at $545,000, $525,000, $500,000 and $520,000, respectively. The Compensation Committee initially set the 2007 annual base salaries for Dr. Corrigan and Mr. Scumaci at $470,250 and $449,350, respectively. In May 2007, the Compensation Committee increased the annual base salaries of Dr. Corrigan and Mr. Scumaci for the remainder of 2007 to $517,275 and $494,285, respectively, to ensure equitable compensation among our named executive officers. Messrs. Koven and Iwicki's annual base salaries during 2007 were $500,000 and $475,000, respectively, pursuant to their employment agreements and were pro rated to reflect the commencement of their employment in March 2007 and October 2007, respectively. In order to maintain the annual base salaries for Dr. Corrigan and Messrs. Koven, Iwicki and Scumaci near the median of executives in our peer group performing similar functions, the Compensation Committee increased their salaries for 2009 to $561,500, $541,000, $515,000 and $536,000, respectively, effective April 1, 2009.

        Cash Incentive Bonuses.    For 2008, the Compensation Committee established target cash incentive bonuses for our named executive officers. The portion of the target bonuses actually awarded to each named executive officer was based in part on the Compensation Committee's review of the following:

  •
  Specific Financial Targets.  The payment of cash incentive bonuses to our named executive officers for 2008 depended, in part, upon the achievement of gross revenue of approximately $1.4 billion and net income of approximately $190 million during 2008, neither of which was achieved. In determining the relevance of these financial targets in the final award of cash incentive bonuses for 2008, the Compensation Committee considered, among other factors, the expected and actual direct impact of each individual named executive officer on the achievement of our financial targets and the weighting assigned to these targets in the respective executive officer's 2008 objectives, which ranged from a weighting of 15% to 40% depending on the individual's function.

  •
  Commercial Objectives.  Additionally, the payment of cash incentive bonuses to our named executive officers for 2008 depended, in part, upon the achievement of certain commercial objectives applicable to Sepracor. Specifically, these objectives related to commercialization efforts, research and development activities and corporate development and licensing objectives. The Compensation Committee determined that the commercial objectives established under the 2008 cash incentive bonus program were partially achieved, while key sales targets for LUNESTA® and our XOPENEX® products were not achieved.

  •
  Specific Performance Targets.  The cash incentive bonus payment to each named executive officer also depended on achievement of performance targets specific to each named executive officer, and the targets were designed to require significant effort and operational success on the part of our named executive officers. These performance targets were established at the beginning of 2008 and related specifically to each officer's function and department. The Compensation Committee determined that the performance targets established for each named executive officer for 2008 were largely achieved.

        As discussed above, the Compensation Committee set the bonus payouts for each named executive officer by a comparison to our peer group, with the goal of being near the median of the peer group. Accordingly, the target bonus percentages for Dr. Corrigan and Messrs. Koven and Scumaci were set at 50% of their respective base salaries (as determined in May 2008), or $272,500, $262,500 and $260,000, respectively. Except with regard to financial targets, as described above, the Compensation Committee does not assign particular weighting to any of the categories of factors discussed above to determine the portion of the targeted cash incentive awards actually paid to the named executive officers. Based on its review of Sepracor's performance during 2008 and each individual named executive officer's performance during 2008, the Compensation Committee awarded Dr. Corrigan and Mr. Scumaci 80% and 75% of their targeted cash bonus awards, respectively, compared to awards of 90% for 2007 performance, and awarded Mr. Koven 90% of his target cash bonus. Pursuant to his employment agreement, we guaranteed Mr. Koven a cash incentive bonus for 2007 equal to at least 50% of his annual base salary. For 2007, we paid Mr. Koven a cash incentive bonus of $210,000, representing the pro rated portion of his targeted cash incentive bonus from the commencement of his employment with us in March 2007.

        Pursuant to his employment agreement, we guaranteed Mr. Iwicki cash incentive bonuses for 2007 and 2008 equal to at least 60% of his annual base salary, and for 2008 we paid Mr. Iwicki a cash incentive bonus of $300,000. For 2007, we paid Mr. Iwicki a cash incentive bonus of $75,000, representing the pro rated portion of his targeted cash incentive bonus from the commencement of his employment with us in October 2007.

        Equity Compensation.    Each of Dr. Corrigan and Messrs. Iwicki, Koven and Scumaci received equity awards in the form of stock options and restricted stock grants as outlined in the Grants of Plan-Based Awards Table on page 33. In granting these equity awards, the Compensation Committee sought to align equity compensation near the median of our compensation peer group.

        Other Compensation.    Pursuant to their respective employment agreements, Mr. Koven is entitled to a housing allowance of $3,750 per month and Mr. Iwicki is entitled to a housing allowance of $3,750 per month until the third anniversary of the commencement of his employment. Dr. Corrigan and Messrs. Iwicki, Koven and Scumaci are each entitled to an automobile allowance, or a leased automobile, with a value up to $60,000.

        Former Executive Chairman Compensation.    In December 2007, we entered into an executive retirement agreement with Mr. Barberich under which he served as our Executive Chairman through May 13, 2008. In connection with this agreement, Mr. Barberich agreed to act as an advisor to Sepracor, and we agreed to pay Mr. Barberich $1,650,000 annually from December 27, 2007 through the expiration of the agreement, which will be no later than December 31, 2009. The amounts paid to Mr. Barberich in connection with his retirement agreement are in consideration of the valuable and unique contributions Mr. Barberich made as Executive Chairman and has made and is expected to continue to make in his advisory role going forward.

        Mr. Barberich's annual base salary for 2007 was $914,375. For 2007, the Compensation Committee set Mr. Barberich's target cash incentive bonus at 80% of his annual base salary, or $731,500. For 2007, the Compensation Committee awarded Mr. Barberich 90% of his target cash incentive bonus, or $660,000.

        In connection with his executive retirement agreement, in December 2007 we granted Mr. Barberich 47,500 shares of restricted common stock, 23,750 of which vested on the first anniversary of the grant date and 23,750 of which will vest on the second anniversary of the grant date, subject to certain acceleration provisions.

        Former CFO Compensation.    Mr. Southwell served as our Chief Financial Officer through May 20, 2008, at which time he resigned from such position. In determining Mr. Southwell's compensation for 2008, the Compensation Committee considered salaries paid by our peer compensation group. Mr. Southwell's annual base salary for 2008 was $530,000. Mr. Southwell's 2007 annual base salary was initially set at $459,000 and was increased to $505,780 by the Compensation Committee in May 2007 to ensure equitable compensation among our named executive officers.

        On May 14, 2008, we entered into a severance and consulting agreement with Mr. Southwell pursuant to which he resigned as our Chief Financial Officer on May 20, 2008. Following such resignation date, Mr. Southwell continued to serve as our consultant through December 31, 2008 to assist in the transition of his work and to provide such other advice and assistance on corporate projects as reasonably requested by our Chief Executive Officer. During this consulting period, we paid Mr. Southwell a consulting fee based on an annual rate of $530,000, payable in bi-weekly installments.

        The severance and consulting agreement also provides for the following severance benefits to Mr. Southwell: (a) for a period of 24 months beginning on January 1, 2009, a severance payment equal to $795,000 per year, payable in bi-weekly installments, (b) continued health care benefits and (c) continued use of a company vehicle. Mr. Southwell has agreed that, during this 24-month period, he will not directly or indirectly compete with our business or solicit or hire our employees.

Compensation Recovery Policy

        In October 2008, our Compensation Committee approved a Compensation Recovery Policy that applies to our Chief Executive Officer, Chief Financial Officer and each Executive Vice President. This policy provides that in the event of a material restatement of our financial statements, our Board of Directors will review the facts and circumstances that led to the requirement for the restatement and will take actions it deems necessary and appropriate. The Board will consider whether any of the aforementioned executive officers received compensation based on the original financial statements because it appeared financial performance targets were achieved but based on the restatement were not achieved. The Board will also consider the accountability of any executive whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such actions or omissions constituted misconduct. After review of an executive's conduct and all other relevant facts, the actions the Board could elect to take include any disciplinary action, up to and including termination and recovery of all or part of any bonus or other compensation paid to the executive officer that was based upon achievement of financial results that were subsequently restated.

Compliance with Internal Revenue Service Code Section 162(m)

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company's chief executive officer and its other three executive officers (other than the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among the most highly compensated officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential effects of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interest of Sepracor and our stockholders.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the section of this proxy statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in Sepracor's Annual Report on Form 10-K for the year ended December 31, 2008.

                      By the Compensation Committee of the
                      Board of Directors

                      James F. Mrazek (Chairman)
                      Digby W. Barrios
                      Lisa Ricciardi

 Executive Compensation

        The following table sets forth the total compensation paid or accrued for the years ended December 31, 2008, 2007 and 2006 for our principal executive officer, our principal financial officer, our former principal financial officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2008 and our former Executive Chairman, who would have been one of our three most highly compensated executive officers on December 31, 2008 but for the fact he was not an executive officer on December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Adrian Adams(5)	2008	$1,050,000		$—		$2,578,694	$1,986,051	$682,500	$288,486	$6,585,731
President and Chief	2007	636,923	(6)	—		1,651,876	1,377,204	666,640	228,988	4,561,631
Executive Officer	2006	—		—		—	—	—	—	—

Timothy J. Barberich(5)	2008	648,442		—		1,685,310	1,794,966	—	1,898,415	6,027,133
Former Executive	2007	914,375		—		1,253,159	2,109,432	660,000	17,280	4,954,246
Chairman	2006	875,000		—		810,683	5,741,183	525,000	14,627	7,966,493

David P. Southwell(7)	2008	227,283		—		133,669	148,937	—	388,456	898,345
Former Chief Financial	2007	488,041		—		425,588	1,095,345	230,000	6,016	2,244,990
Officer and Executive Vice President, Corporate Planning, Development and Licensing	2006	440,000		—		179,204	2,808,988	154,440	4,674	3,587,306

Mark H.N. Corrigan, M.D.	2008	545,000		—		665,770	1,731,589	218,000	22,134	3,182,493
Executive Vice President,	2007	499,133		—		478,295	2,292,539	235,000	7,448	3,512,415
Research and Development	2006	450,000		—		219,738	2,165,522	184,500	4,790	3,024,550

Andrew I. Koven(8)	2008	525,000		—		731,460	377,449	236,250	141,354	2,011,513
Executive Vice President,	2007	398,077	(9)	150,000	(10)	396,450	192,809	210,000	98,590	1,445,926
General Counsel and Corporate Secretary	2006	—		—		—	—	—	—	—

Robert F. Scumaci	2008	520,000		—		612,923	1,002,174	195,000	20,077	2,350,174
Executive Vice President,	2007	476,950		—		425,588	820,586	225,000	6,056	1,954,180
Chief Financial Officer	2006	430,000		—		179,204	1,924,461	150,930	4,601	2,689,196

Mark Iwicki(11)	2008	500,000		—		549,047	399,912	300,000	214,948	1,963,907
Executive Vice President	2007	82,212	(12)	175,000	(13)	79,273	66,615	75,000	15,668	493,768
and Chief Commercial Officer	2006	—		—		—	—	—	—	—

(1)
The amounts in the Stock Awards column reflect the dollar amounts recognized as compensation cost for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006 in accordance with SFAS 123(R) of restricted stock awarded under our equity plans and may include amounts from awards granted in and prior to the applicable year. There can be no assurance that the SFAS 123(R) amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note N to our audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(2)
The amounts in the Option Awards column reflect the dollar amounts recognized as compensation cost for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006 in accordance with SFAS 123(R) of stock options granted under our equity plans and may include amounts from stock options granted in and prior to the applicable year. There can be no assurance that the SFAS 123(R) amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note N to our audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column reflect amounts earned during the years ended December 31, 2008, 2007 and 2006 under our 2008, 2007 and 2006 cash incentive bonus plans, respectively. The amount paid to Mr. Iwicki was granted under his employment agreement with us.

(4)
For the year ended December 31, 2008, the amounts in this column consist of (i) the value of a medical insurance opt-out for Mr. Adams of $1,161, (ii) the value of non-qualified moving expenses for Mr. Iwicki of $135,313, (iii) director compensation paid to Mr. Barberich subsequent to him becoming a non-employee director in May 2008 of $42,177, (iv) the value of accrued but unpaid vacation time paid to Messrs. Barberich and Southwell of $46,763 and $27,175, respectively, upon termination of employee status and (v) the following:

Name	Taxable portion of life insurance premiums paid by Sepracor	Consulting and advisory fees paid	Sepracor's contribution to 401(k) Plan	Payments for Sepracor Automobile	Travel Reimbursement	Housing Allowance
Adrian Adams	$16,930	$—	$—	$24,148	$137,040	$109,207
Timothy J. Barberich	8,538	1,797,437	3,500	—	—	—
David P. Southwell	1,163	340,971	3,500	15,647	—	—
Mark H.N. Corrigan, M.D.	4,525	—	3,500	14,109	—	—
Andrew I. Koven	4,355	—	3,500	24,205	49,180	60,114
Robert F. Scumaci	2,812	—	3,500	13,765	—	—
Mark Iwicki	1,800	—	—	16,763	—	61,072

  For the year ended December 31, 2007, the amounts in this column consist of the value of a medical insurance opt-out for Mr. Adams of $955 and the following:

Name	Taxable portion of life insurance premiums paid by Sepracor	Sepracor's contribution to 401(k) Plan	Payments for Sepracor Automobile	Travel Reimbursement	Housing Allowance
Adrian Adams	$9,795	$—	$9,463	$125,904	$82,871
Timothy J. Barberich	13,780	3,500	—	—	—
David P. Southwell	2,516	3,500	—	—	—
Mark H.N. Corrigan, M.D.	3,948	3,500	—	—	—
Andrew I. Koven	3,233	3,500	7,344	29,568	54,945
Robert F. Scumaci	2,556	3,500	—	—	—
Mark Iwicki	317	—	—	—	15,351

  For the year ended December 31, 2006, the amounts in this column consist of:

Name	Taxable portion of insurance premiums paid by Sepracor	Sepracor's contribution to 401(k) Plan
Timothy J. Barberich	$12,127	$2,500
David P. Southwell	2,174	2,500
Mark H.N. Corrigan, M.D.	2,290	2,500
Robert F. Scumaci	2,101	2,500

        Automobile payments, travel reimbursement and housing allowances include tax gross-up amounts.

(5)
Mr. Adams was appointed as our President on March 1, 2007 and as our Chief Executive Officer on May 14, 2007, and Mr. Barberich resigned as Chief Executive Officer and became our Executive Chairman as of May 14, 2007. On May 14, 2008, Mr. Barberich retired as our Executive Chairman and has since served as Chairman of our Board of Directors. He has agreed to serve as our advisor through December 31, 2009 pursuant to the terms of the executive retirement agreement he entered into with us in December 2007.

(6)
Represents the pro-rated amount of Mr. Adams's 2007 annual base salary of $800,000.

(7)
On May 20, 2008, Mr. Southwell resigned as our Chief Financial Officer and Executive Vice President, Corporate Planning, Development and Licensing. Mr. Southwell served as our consultant through December 31, 2008 to assist in the transition of his work and to provide such other advice and assistance on corporate projects requested by our Chief Executive Officer.

(8)
Mr. Koven was appointed as our Executive Vice President, General Counsel and Corporate Secretary on March 1, 2007.

(9)
Represents the pro-rated amount of Mr. Koven's 2007 annual base salary of $500,000.

(10)
Pursuant to the terms of Mr. Koven's employment agreement with us, we paid Mr. Koven a one-time sign-on bonus of $150,000.

(11)
Mr. Iwicki was appointed as our Executive Vice President and Chief Commercial Officer on October 15, 2007.

(12)
Represents the pro-rated amount of Mr. Iwicki's 2007 annual base salary of $475,000.

(13)
Pursuant to the terms of Mr. Iwicki's employment agreement with us, we paid Mr. Iwicki a one-time sign-on bonus of $175,000.

        The following table sets forth information concerning each grant of an award made to a named executive officer during the year ended December 31, 2008 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

GRANTS OF PLAN-BASED AWARDS IN 2008

Name	Grant Date	Target Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Stock Awards: Number of Shares of Stock(2)	Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Adrian Adams		$1,050,000	—	—	$—	$—
	5/20/08	—	120,000	—	—	2,551,200
	5/20/08	—	—	175,000	21.26	2,021,427

Mark H.N. Corrigan, M.D.		272,500	—	—	—	—
	5/20/08	—	35,000	—	—	744,100
	5/20/08	—	—	42,165	21.26	487,048

Andrew I. Koven		262,500	—	—	—	—
	5/20/08	—	55,000	—	—	1,169,300
	5/20/08	—	—	92,165	21.26	1,064,599

Robert F. Scumaci		260,000	—	—	—	—
	5/20/08	—	35,000	—	—	744,100
	5/20/08	—	—	142,165	21.26	1,642,149

Mark Iwicki		300,000	—	—	—	—
	5/20/08 5/20/08	—	35,000	—	—	744,100
		—	—	42,165	21.26	487,048

(1)
Reflects the target award amounts under our 2008 cash incentive bonus plan. The amounts actually paid to the named executive officers under the 2008 cash incentive bonus plan are shown above in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)
These shares of restricted stock vest as to 33 1/3% on the first, second and third anniversaries of the grant date.

(3)
These options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(4)
The amount reported under Grant Date Fair Value of Stock and Option Awards is computed in accordance with SFAS 123(R).

 Information Relating to Equity Awards and Holdings

        The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares That Have Not Vested
Adrian Adams	100,000	(2)	400,000	(2)	$49.47	3/07/17	83,334	(3)	$915,007
	—		175,000	(17)	21.26	5/19/18	120,000	(18)	1,317,600
Timothy J. Barberich	200,000	(4)	—		59.13	2/24/09	34,200	(14)	375,516
	70,278	(5)	—		27.00	5/02/11	23,750	(15)	260,775
	424,994	(6)	—		6.24	8/22/12	11,667	(16)	128,104
	90,000	(7)	60,000	(7)	64.50	2/23/15	5,000	(18)	54,900
	40,000	(8)	60,000	(8)	55.54	3/15/16	—		—
	5,000	(9)	20,000	(9)	53.35	5/14/17	—		—
	—		10,000	(17)	21.26	5/19/18	—		—

David P. Southwell	120,000	(4)	—		59.13	2/24/09	6,900	(14)	75,762
	77,500	(5)	—		27.00	5/02/11	11,667	(16)	128,104
	60,000	(7)	40,000	(7)	64.50	2/23/15	—		—
	6,900	(8)	10,350	(8)	55.54	3/15/16	—		—
	5,000	(9)	20,000	(9)	53.35	5/14/17	—		—

Mark H.N. Corrigan, M.D.	70,000	(10)	—		16.78	4/16/13	9,750	(14)	107,055
	20,000	(11)	20,000	(11)	27.70	2/10/14	11,667	(16)	128,104
	60,000	(7)	40,000	(7)	64.50	2/23/15	35,000	(18)	384,300
	9,700	(8)	14,550	(8)	55.54	3/15/16	—		—
	5,000	(9)	20,000	(9)	53.35	5/14/17	—		—
	—		42,165	(17)	21.26	5/19/18

Andrew I. Koven	14,000	(2)	56,000	(2)	49.47	3/07/17	20,000	(3)	219,600
	—		92,165	(17)	21.26	5/19/18	55,000	(18)	603,900

Robert F. Scumaci	120,000	(4)	—		59.13	2/24/09	6,900	(14)	75,762
	15,000	(12)	—		71.88	10/25/10	11,667	(16)	128,104
	15,000	(13)	—		55.88	2/21/11	35,000	(18)	384,300
	75,000	(5)	—		27.00	5/02/11	—		—
	2	(6)	—		6.24	8/22/12	—		—
	45,000	(7)	30,000	(7)	64.50	2/23/15	—		—
	6,900	(8)	10,350	(8)	55.54	3/15/16	—		—
	5,000	(9)	20,000	(9)	53.35	5/14/17	—		—
	—		142,165	(17)	21.26	5/19/18	—		—

Mark Iwicki	30,000	(19)	120,000	(19)	24.89	10/17/17	64,000	(20)	702,720
	—		42,165	(17)	21.26	5/19/18	35,000	(18)	384,300

(1)
All share and exercise price information has been adjusted to reflect a two-for-one split of our common stock effected on February 25, 2000.

(2)
These stock options were granted on March 8, 2007. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(3)
These shares of restricted stock were granted on March 8, 2007. These shares of restricted stock vest as to 33 1/3% on the first, second and third anniversaries of the grant date.

(4)
These stock options were granted on February 24, 1999. The stock options vested as to 33 1/3% on the date the closing price per share of our common stock first reached or exceeded $100.00 per share for 20 consecutive trading days, which was June 28, 2000, and as to an additional 33 1/3% on the first and second anniversaries of such date.

(5)
These stock options were granted on May 3, 2001. On March 1, 2007, at the election of the persons holding these stock options, the exercise price was increased from $24.54 to $27.00. The stock options vested as to 33 1/3% on the first, second and third anniversaries of the grant date.

(6)
These stock options were granted on August 23, 2002. Of the total stock options granted to each person: approximately (a) two-thirds vested as to 50% on the first and second anniversaries of the grant date; and (b) approximately one-third vested upon final approval by the FDA of our product LUNESTA, referred to as the LUNESTA Approval Date, which occurred on December 15, 2004.

(7)
These stock options were granted on February 24, 2005. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(8)
These stock options were granted on March 16, 2006. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(9)
These stock options were granted on May 15, 2007. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(10)
These stock options were granted on April 17, 2003. Of the 425,000 stock options initially granted: (a) 350,000 vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date; (b) 50,000 vested on the LUNESTA Approval Date and (c) 25,000 vested on the grant date.

(11)
These stock options were granted on February 11, 2004. The stock options vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(12)
These stock options were granted on October 26, 2000. The stock options vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(13)
These stock options were granted on February 22, 2001. The stock options vested as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(14)
These shares of restricted stock were granted on March 16, 2006. The number of shares of restricted stock included in the table represents the unvested portion of the original award which vests as to 20% of the aggregate award on the first, second, third, fourth and fifth anniversaries of the grant date. One half of the unvested shares included in the table vest on March 16, 2009 and the remaining one half vest on March 16, 2010.

(15)
These shares of restricted stock were granted on December 27, 2007. The number of shares of restricted stock included in the table represents the unvested portion of the original award which vests as to 50% on the first and second anniversaries of the grant date. The unvested shares included in the table vest on December 27, 2009.

(16)
These shares of restricted stock were granted on May 15, 2007. The number of shares of restricted stock included in the table represents the unvested portion of the original award which vests as to 33 1/3% on the first, second and third anniversaries of the grant date. One half of the unvested shares included in the table vest on May 15, 2009, and the remaining one half vests on May 15, 2010.

(17)
These stock options were granted on May 20, 2008. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(18)
These shares of restricted stock were granted on May 20, 2008. The number of shares of restricted stock vest as to 33 1/3% on the first, second and third anniversaries of the grant date.

(19)
These stock options were granted on October 18, 2007. The stock options vest as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date.

(20)
These shares of restricted stock were granted on October 18, 2007. The number of shares of restricted stock included in the table represents the unvested portion of the original award, which vests as to 20% on the first, second, third, fourth and fifth anniversaries of the grant date. One quarter of the unvested shares included in the table vests on each of October 18, 2009, 2010, 2011 and 2012.

        The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock during 2008 for each of our named executive officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adrian Adams	—	—	41,666	$780,821
Timothy J. Barberich	—	—	48,583	692,438
David P. Southwell	—	—	10,033	188,382
Mark H.N. Corrigan, M.D.	—	—	10,983	204,684
Andrew I. Koven	—	—	10,000	187,400
Robert F. Scumaci	—	—	10,033	188,382
Mark Iwicki	—	—	16,000	208,320

(1)
Value realized upon vesting is based on the closing sales price of our common stock on the applicable vesting date.

Employment Agreements and Change in Control Agreements

        Adams Employment Agreement.    Under an amended and restated employment agreement, dated November 6, 2008, as amended December 23, 2008, between us and Mr. Adams, we have agreed that in the event Mr. Adams' employment is terminated by us without cause or by Mr. Adams for good reason, Mr. Adams will be entitled to (a) continued salary and benefits for 24 months following termination, (b) payment of the pro rated portion of the bonus under our executive incentive plan that he would have otherwise been paid, (c) payment, over a 24-month period, of an amount equal to two times his average annual bonus for the prior two years, (d) payment of COBRA premiums for the 24 months following his termination and (e) participate in our executive retiree health benefit program at his own expense. Notwithstanding the foregoing, no amounts will be paid to Mr. Adams under his employment agreement, as amended, if he receives compensation under the executive retention agreement described below. For purposes of Mr. Adams' employment agreement, termination for "cause" means, in summary, the willful failure by Mr. Adams to substantially perform reasonably assigned duties that is not cured within 30 days after written notice from our Board, his willful engagement in illegal conduct or gross misconduct which is materially injurious to Sepracor or the material breach of the non-competition, non-solicitation and assignment of intellectual property rights provisions of the employment agreement. For purposes of Mr. Adams' employment agreement, termination for "good reason" means, in summary, Sepracor's material breach of the employment agreement, any material adverse change in Mr. Adams' title, authorities, duties or relocation of Sepracor's principal offices to an area more than 40 miles from the current location of Sepracor's principal offices.

        Executive Officer Employment Agreements.    On November 6, 2008, we entered into amended and restated employment agreements, which were amended on December 23, 2008, with each of our executive officers, Dr. Corrigan, Messrs. Iwicki, Koven, Scumaci and Richard Ranieri, our Executive Vice President, Human Resources and Administration. Pursuant to these employment agreements, we have agreed with each of our executive officers that in the event such executive officers' employment is terminated by us without cause or by the executive officer for good reason, such executive officer is entitled to:

  •
  continued salary and benefits for 24 months following termination;

  •
  payment, over such 24-month period, of an amount equal to one and a half times his average annual bonus for the prior two years;

  •
  the pro rated portion of the bonus under our executive incentive plan that he would have otherwise been paid;

  •
  payment of COBRA premiums for the 24 months following his termination; and

  •
  participate in our executive retiree health benefit program at the executive officer's own expense.

        Notwithstanding the foregoing, no amounts will be paid under any of the executive officer employment agreements if the respective executive officer receives compensation under the executive retention agreement described below. For purposes of the executive officer employment agreements, termination for "cause" means, in summary, the willful failure by the executive officer to substantially perform reasonably assigned duties that is not cured within 30 days after written notice from our Board, his willful engagement in illegal conduct or gross misconduct which is materially injurious to Sepracor or the material breach of the non-competition, non-solicitation and assignment of intellectual property rights provisions of the employment agreement. For purposes of the executive officer employment agreements, termination for "good reason" means, in summary, Sepracor's material breach of the employment agreement, any material adverse change in the executive officer's title, authorities, duties or relocation of Sepracor's principal offices to an area more than 40 miles from the current location of Sepracor's principal offices.

        Barberich Executive Retirement Agreement.    On December 27, 2007, we entered into an executive retirement agreement with Mr. Barberich, pursuant to which Mr. Barberich served as our Executive Chairman until May 13, 2008, at which time he ceased to be our employee. Upon such termination of his employment, Mr. Barberich became an advisor to Sepracor, and he has agreed to continue to serve in such capacity until December 31, 2009. Through the expiration of this agreement, Mr. Barberich will receive $1,650,000 per year. We also granted Mr. Barberich 47,500 shares of restricted common stock in connection with this agreement, 23,750 of which vested on the first anniversary of the grant date and 23,750 of which will vest on the second anniversary of the grant date, subject to certain acceleration provisions.

        Southwell Severance and Consulting Agreement.    On May 14, 2008, we entered into a severance and consulting agreement with Mr. Southwell pursuant to which he resigned as our Chief Financial Officer on May 20, 2008. Following such resignation date, Mr. Southwell continued to serve as our consultant through December 31, 2008 to assist in the transition of his work and to provide such other advice and assistance on corporate projects as reasonably requested by our Chief Executive Officer. During this consulting period, we paid Mr. Southwell a consulting fee based on an annual rate of $530,000, payable in bi-weekly installments.

        The severance and consulting agreement also provides for the following severance benefits to Mr. Southwell: (a) for a period of 24 months beginning on January 1, 2009, a severance payment equal to $795,000 per year, payable in bi-weekly installments, (b) continued health care benefits and (c) continued use of a company vehicle. During this 24 month period, Mr. Southwell agrees that he will not directly or indirectly compete with our business or solicit or hire our employees.

        Upon termination of his employment, Mr. Southwell ceased being eligible for payments and benefits upon a change in control.

        280G Gross-up Plan.    In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to our officers and employees. In the event of a change in ownership or control of Sepracor, if any of the payments or benefits received by any of our officers or employees constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and are therefore subject to the excise tax imposed by Section 4999 of the Code, we shall pay to such officer or employee an additional gross-up payment so that the officer or employee will be placed in the same after-tax financial position he would have been in if the officer or employee had not incurred any tax liability under Section 4999 of the Code.

        Executive Retention Agreements.    The Compensation Committee approved executive retention agreements for Mr. Scumaci in February 2001, Dr. Corrigan in April 2003, for each of Messrs. Adams and Koven in March 2007 and for Mr. Iwicki in October 2007. These agreements were all amended on December 23, 2008 to comply with Section 409A of the Code.

        The executive retention agreement between us and Mr. Adams provides that if there is a change in control of Sepracor, as defined in the agreement, then:

  •
  Mr. Adams will receive an amount equal to three times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

  •
  Mr. Adams will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if his employment terminates during the 24-month period; and

  •
  all stock options held by him will vest and become fully exercisable, and all restricted stock awards will vest in full.

        The executive retention agreements between us and the other executive officers mentioned above provide that if there is a change in control of Sepracor, as defined in the agreement, and the executive officer is terminated without cause, or the executive officer resigns for good reason, within 24 months following the change in control, then:

  •
  the executive officer will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

  •
  the executive officer will continue to receive, for a period of 24 months after termination of employment, benefits comparable to those he was receiving prior to termination; and

  •
  all stock options held by the executive officer will vest and become fully exercisable, and all restricted stock awards will vest in full.

        For purposes of the executive retention agreements, termination for "cause" means, in summary, the willful failure by the executive to substantially perform reasonably assigned duties that is not cured within 30 days after written notice from our Board, his willful engagement in illegal conduct or gross misconduct which is materially injurious to Sepracor or the material breach of the non-competition, non-solicitation and assignment of intellectual property rights provisions of the employment agreement. Termination for "good reason" means, in summary, Sepracor's material breach of the retention agreement, any material adverse change in the executive's title, authorities, duties or relocation of Sepracor's principal offices to an area more than 40 miles from the current location of Sepracor's principal offices. For purposes of the executive retention agreements, "change in control" means, in summary, the acquisition by a person or group of 30% or more of our common stock, a change in the majority of our Board, the acquisition of Sepracor by merger, consolidation or reorganization, or the liquidation or dissolution of Sepracor.

Potential Termination and Change in Control Payments

        The following table sets forth information concerning potential termination or change in control payments to our named executive officers and assumes that such termination or change in control occurred on December 31, 2008. The benefits that each named executive officer would have received upon the events described in the table below are further summarized above under the heading "—Employment Agreements and Change in Control Agreements".

Name	Benefit	Termination Without Cause Or For Good Reason (Absent a Change in Control)		Payments Upon Change in Control (Absent Termination of Employment)		Payments Upon Termination Without Cause Or For Good Reason Within 24 Months Following a Change in Control
Adrian Adams	Severance Benefits
	Severance Payments	$3,645,500	(1)	$5,644,500	(3)	$—
	Health Care Benefits(2)	—		—		—
	Other Benefits(7)	—		302,892		—
	Market Value of Stock	—		2,117,746
	Vesting(4)					—
	280G Tax Gross Up	—		867,790		—
	Total	3,645,500		8,932,928

Timothy J. Barberich	Market Value of Stock Vesting(4)	—		783,105		—
	Total	—		783,105		—

Mark H.N. Corrigan, M.D.	Severance Benefits
	Severance Payments	1,462,750	(6)	—		1,593,000	(5)
	Health Care Benefits(2)	37,028		—		37,028
	Other Benefits(7)	—		—		37,268
	Market Value of Stock	—		—		585,846
	Vesting(4)
	280G Tax Gross Up	—		—		—
	Total	1,499,778		—		2,253,142

Andrew I. Koven	Severance Benefits
	Severance Payments	1,446,688	(6)	—		1,582,000	(5)
	Health Care Benefits(2)	37,028		—		37,028
	Other Benefits(7)	—		—		177,348
	Market Value of Stock	—		—		779,498
	Vesting(4)
	280G Tax Gross Up	—		—		9,007
	Total	1,483,716		—		2,584,881

Robert F. Scumaci	Severance Benefits
	Severance Payments	1,387,000	(6)	—		1,522,000	(5)
	Health Care Benefits(2)	32,793		—		32,793
	Other Benefits(7)	—		—		33,154
	Market Value of Stock	—		—		556,340
	Vesting(4)
	280G Tax Gross Up	—		—		—
	Total	1,419,793		—		2,144,287

Name	Benefit	Termination Without Cause Or For Good Reason (Absent a Change in Control)		Payments Upon Change in Control (Absent Termination of Employment)	Payments Upon Termination Without Cause Or For Good Reason Within 24 Months Following a Change in Control
Mark Iwicki	Severance Benefits
	Severance Payments	$1,468,750	(6)	$—	$1,630,000	(5)
	Health Care Benefits(2)	37,028		—	37,028
	Other Benefits(7)	—		—	145,998
	Market Value of Stock	—		—	1,015,365
	Vesting(4)
	280G Tax Gross Up	—		—	313,671
	Total	1,505,778		—	3,142,062

(1)
This amount reflects continuation of annual base salary for 24 months and an amount equal to two times his average annual bonus payable to Mr. Adams during the last fiscal year.

(2)
This amount assumes annual COBRA or other annual healthcare premiums for 24 months equal to $37,028, in the case of Dr. Corrigan and Messrs. Koven and Iwicki; and $32,793, in the case of Mr. Scumaci. No annual COBRA premiums have been provided for Mr. Adams as he currently opts out of the Sepracor sponsored health care plan. Included in the Other Benefits, as described in footnote 7 below, is the payment made to Mr. Adams as a result of his decision to opt-out of the company sponsored health care plan.

(3)
This amount represents three times the highest annual salary and bonus earned during the last five years, or such shorter period if the executive has not been employed by us for five years.

(4)
These amounts are not contingent upon termination of employment. Market value of stock vesting is based on the December 31, 2008 price of our common stock of $10.98. Pursuant to our equity incentive plans, upon a change in control (a) all options then outstanding automatically become exercisable in full and (b) all restrictions and conditions on all restricted stock awards then-outstanding automatically be deemed terminated or satisfied, including with respect to options and restricted stock held by our directors and named executive officers.

(5)
This amount represents two times the highest annual salary and bonus during the last five years, or such shorter period if the executive has not been employed by us for five years.

(6)
This amount represents continuation of annual base salary for 24 months and an amount equal to one and a half times the executive's average annual bonus for the prior two years.

(7)
This amount includes payments for the following during the relevant severance period: life insurance and automobile expenses for all executives; medical insurance opt-out payment for Mr. Adams; and housing allowances for Messrs. Adams, Koven and Iwicki.

 Compensation for Directors

        The following table sets forth information concerning the compensation of our directors who are not also named executive officers for the year ended December 31, 2008.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	Restricted Stock Awards(4)	All Other Compensation	Total
Timothy J. Barberich(5)	$42,177	$70,611	$64,981	—	$177,769
Digby W. Barrios	69,500	192,447	64,981	—	326,928
Robert J. Cresci	88,500	208,335	64,981	—	361,816
James F. Mrazek	77,500	192,447	64,981	—	334,928
Lisa Ricciardi	63,500	128,089	64,981	—	256,570
Timothy J. Rink	57,500	192,447	64,981	—	314,928
Alan A. Steigrod	75,500	192,447	64,981	—	332,928

(1)
The amounts in this column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS 123(R) of stock options granted under our equity plans and may include amounts from stock options granted in and prior to 2008. There can be no assurance that the SFAS 123(R) amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note N to our audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(2)
As of December 31, 2008, each non-employee director held the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
Timothy J. Barberich	980,272
Digby W. Barrios	140,000
Robert J. Cresci	267,500
James F. Mrazek	220,000
Lisa Ricciardi	30,000
Timothy J. Rink	70,000
Alan A. Steigrod	185,000

(3)
The number of shares underlying stock options granted to our non-employee directors in 2008 and the Grant Date Fair Value of such stock options is:

Name	Grant Date	Number of Shares Underlying Stock Option Grants in 2008	Grant Date Fair Value of Stock Option Grants in 2008
Timothy J. Barberich	5/20/08	10,000	115,510
Digby W. Barrios	5/20/08	10,000	106,894
Robert J. Cresci	5/20/08	10,000	106,894
James F. Mrazek	5/20/08	10,000	106,894
Lisa Ricciardi	5/20/08	10,000	106,894
Timothy J. Rink	5/20/08	10,000	106,894
Alan A. Steigrod	5/20/08	10,000	106,894
(4)
The amounts in the Restricted Stock Awards column reflect the dollar amounts recognized as compensation cost for financial statement reporting purposes for the years ended December 31, 2008 in accordance with SFAS 123(R) of restricted stock awarded under our equity plans and may include amounts from awards granted in and prior to 2008. There can be no assurance that the SFAS 123(R) amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note N to our audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2009.

(5)
On May 14, 2008, Mr. Barberich retired as our Executive Chairman and has since served as Chairman of our board of directors. Upon retirement as Executive Chairman, Mr. Barberich began receiving director compensation as a non-employee director.

        Director Compensation.    Commencing January 1 2008, the following equity-based and cash-based compensation is provided to our non-employee directors:

  •
  an option to purchase 20,000 shares of common stock upon initial election to our Board, such stock option terminating on the earlier of ten years following the grant date and one year after the director ceases to serve on the Board and vesting over five years, 4,000 shares on the first anniversary of the grant date and as to 20% of the shares annually thereafter;

  •
  an option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders following which the director will continue to serve, assuming he or she has been serving on our Board for at least six months, such stock option terminating on the earlier of ten years after the grant date and one year after the director ceases to serve on our Board, and vesting on the date which is one business day prior to the next annual meeting of stockholders;

  •
  a grant of 5,000 shares of restricted common stock on the date of each annual meeting of stockholders following which the director will continue to serve, assuming he or she has been serving on our Board for at least six months, such grant vesting on the date which is one business day prior to the next annual meeting of stockholders;

  •
  $45,000 per year for service as a director;

  •
  $2,500 for each meeting of the Board attended;

  •
  an additional $8,000 per year for the lead director's service on the Board;

  •
  an additional $12,000 per year for a director's service on the Audit Committee, other than as chairman;

  •
  an additional $15,000 per year for a director's service as the chairman of the Audit Committee;

  •
  an additional $6,000 per year for a director's service on the Compensation Committee, other than as chairman;

  •
  an additional $8,000 per year for a director's service as the chairman of the Compensation Committee;

  •
  an additional $6,000 per year for a director's service on the Nominating and Corporate Governance Committee, other than as chairman;

  •
  an additional $8,000 per year for a director's service as the chairman of the Nominating and Corporate Governance Committee; and

  •
  expense reimbursement for attending Board and committee meetings.

        We do not pay directors who are also our employees any additional compensation for their service as a director.

        Equity Ownership Guidelines.    In 2006, we implemented equity ownership guidelines for our directors. These guidelines require our directors to hold equity interests in Sepracor having a market value of at least $250,000. Directors serving as of March 2006 are required to ensure they accumulate holdings of this amount by December 31, 2009, and those individuals who became directors after March 2006 have until December 31 in the year of the third anniversary of their appointment or election as a Board member to comply with the equity ownership requirement. The ownership guidelines increase to $500,000 on December 31, 2011, or, for directors appointed or elected subsequent to March 2006, on December 31 in the year of the fifth anniversary of the director's appointment or election as a Board member.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Barrios and Mrazek and Ms. Ricciardi. No member of the Compensation Committee during 2008 was at any time during 2008, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of Sepracor has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

PROPOSAL 2—ADOPTION OF 2009 STOCK INCENTIVE PLAN

Overview

        On March 26, 2009, our Board adopted, subject to stockholder approval, the 2009 Plan. The 2009 Plan will replace our 2000 Stock Incentive Plan, or 2000 Plan, which expires in early 2010. If the 2009 Plan is approved by our stockholders, no further awards will be made available under the 2000 Plan. However, shares available for issuance under the 2000 Plan and shares subject to awards currently outstanding under the 2000 Plan that are terminated, cancelled, surrendered, forfeited or repurchased may be issued under the 2009 Plan.

        In the opinion of our Board of Directors, the future success of Sepracor depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Our Board believes that adoption of the 2009 Plan and authorizing the shares for issuance thereunder is appropriate and in the best interests of our stockholders given our current expectations on hiring, the highly competitive environment in which we recruit and retain employees and our historical equity grant burn rate. Our management will carefully consider all proposed grants under the 2009 Plan.

Description of the 2009 Plan

        The following summary of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached as Appendix B to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC's website at www.sec.gov. In addition, a copy of the 2009 Plan may be obtained by making a written request to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. References to our Board in this summary shall include the Compensation Committee of the Board or similar committee appointed by the Board to administer the 2009 Plan.

  Types of Awards; Authorized Number of Shares

        The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which we refer to in this proxy statement collectively as Awards. Subject to adjustment in the event of stock splits and other similar events. Awards may be made under the 2009 Plan for up to 4,000,000 shares of our common stock plus such additional number of shares of our common stock (up to 11,680,755 shares) as is equal to the sum of (a) the number of shares of our common stock reserved for issuance under the 2000 Plan that remain available for grant under the 2000 Plan as of the date of stockholder approval of the 2009 Plan and (b) the number of shares of our common stock subject to awards granted under the 2000 Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased (including any shares of common stock repurchased by us at their original issuance price pursuant to a contractual repurchase right) (subject, however, in the case of incentive stock options to any limitations of the Code and any regulations promulgated thereunder). As of February 28, 2009, options to purchase 7,788,993 shares of our common stock and 1,251,510 unvested shares of restricted stock were outstanding under the 2000 Plan and an additional 2,640,252 shares were reserved for future grants under the 2000 Plan.

        Any restricted stock award, restricted stock unit award or other stock-based award made under the 2009 Plan, which we refer to as Full Value Awards, will be counted against the shares reserved for issuance under the 2009 Plan, and the limits described in the following paragraph, as 1.5 shares for each share of common stock subject to such Award and any option or stock appreciation right award made under the 2009 Plan will be counted against the shares reserved for issuance under the 2009 Plan, and the limits described in the following paragraph, as one share for each one share of common stock underlying the Award. To the extent a share that was subject to an Award that was counted as one share is returned to the 2009 Plan, the share reserve and limits will be credited with one share. To the extent a share that was subject to an Award that was counted as 1.5 shares is returned to the 2009 Plan, the share reserve and limits will be credited with 1.5 shares. For purposes of counting the number of shares available for the grant of Awards under the 2009 Plan, shares of common stock delivered (either by actual delivery, attestation, or net exercise) to Sepracor by a participant to (a) purchase shares of common stock upon the exercise of an Award or (b) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.

        The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 500,000 per calendar year, provided that, in a participant's first year of hire, the maximum number of shares of Common Stock with respect to which Awards may be granted to such participant shall be 1,000,000. For purposes of this limit, the combination of an option in tandem with stock appreciation rights is treated as a single award. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of Sepracor at the time of the grant shall be 5% of the maximum number of authorized shares under the 2009 Plan.

  Description of Awards

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date the option is granted; provided that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the fair market value on such future date. Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: (a) payment by cash or check, (b) in connection with a "cashless exercise" through a broker, (c) subject to certain conditions, surrender to Sepracor of shares of our common stock, (d) in the case of non-statutory stock options, by delivery of a notice of "net exercise" to Sepracor, (e) payment of such lawful consideration as our Board may determine, or (f) any combination of these forms of payment.

        In the event of a "Change in Control Event", as defined in the 2009 Plan, all outstanding options immediately vest. As defined in the 2009 Plan, a "Change in Control Event" includes, but is not limited to:

  •
  any acquisition by an individual or group of 30% or more of the outstanding Sepracor common stock or the combined voting power of outstanding Sepracor voting securities;

  •
  any merger, consolidation, reorganization, recapitalization or statutory share exchange involving Sepracor, or any sale of all, or substantially all, of our assets; and

  •
  complete liquidation or dissolution of Sepracor.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in our common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price established pursuant to the applicable SAR agreement, provided that such measurement price shall not be less than 100% of the fair market value of our common stock on the effective date of grant. SARs may be granted independently or in tandem with an option. SARs may not be granted with a term in excess of ten years.

        Limitations on Options and Stock Appreciation Rights; No Repricings    We may not engage in any repricing of options or SARs granted under the 2009 Plan without further stockholder approval. In addition, we may not repurchase stock options or SARs granted under the 2009 Plan with an exercise price less than the fair market value of our common stock on the date of repurchase, except in connection with any stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization event or a Reorganization Event (as defined below).

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of Sepracor to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Our Board shall determine the terms and conditions of a restricted stock award, including the purchase price, if any. Restricted stock awards that vest solely based on the passage of time shall be (a) zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), (b) no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and (c) no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted stock awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The vesting schedules described above do not apply to (i) performance awards or (ii) restricted stock awards and other stock-based awards granted, in the aggregate, for up to 10% of the maximum number of shares authorized under the 2009 Plan. Our Board may, however, exercise its discretion to establish a shorter vesting schedule, modify the vesting schedule or accelerate the vesting of any restricted stock award in extraordinary circumstances, which include, without limitation, death, disability or retirement of the participant, or a merger, consolidation, sale, reorganization, recapitalization or change in control of Sepracor.

        In the event of a Change in Control Event, all restrictions and conditions on all restricted stock awards then-outstanding shall automatically be deemed terminated or satisfied.

        Restricted Stock Unit Awards.    Restricted stock unit awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board. Restricted stock unit awards are subject to the same limitations on vesting as restricted stock awards.

        Other Stock-Based Awards.    Under the 2009 Plan, our Board has the right to grant other Awards based upon our common stock having such terms and conditions as our Board may determine,

including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. Other stock-based awards that vest solely based on the passage of time shall be (a) zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), (b) no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and (c) no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other stock-based awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The vesting schedules described above do not apply to (i) performance awards or (ii) restricted stock awards and other stock-based awards granted, in the aggregate, for up to 10% of the maximum number of shares authorized under the 2009 Plan. Our Board may, however, exercise its discretion to establish a shorter vesting schedule, modify the vesting schedule or accelerate the vesting of any Other-Stock Based Award in extraordinary circumstances, which include, without limitation, death, disability or retirement of the participant, or a merger, consolidation, sale, reorganization, recapitalization or change in control of Sepracor.

        Performance Conditions.    Restricted stock awards and other stock-based awards under the 2009 Plan may be made subject to the achievement of specified performance goals designed to qualify for deduction under Section 162(m) of the Code. Grants of performance awards shall be made only by a committee comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as "performance-based compensation" under Section 162(m). The performance criteria for each such Award will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) market penetration goals, (p) unit volume, (q) geographic business expansion goals, (r) drug discovery or other scientific goals, (s) pre-clinical or clinical goals, (t) regulatory approvals, (u) cost targets or (v) goals relating to acquisitions, divestitures and/or strategic partnerships. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (1) extraordinary items, (2) gains or losses on the dispositions of discontinued operations, (3) the cumulative effects of changes in accounting principles, (4) the writedown of any asset, and (5) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee; and (iii) will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

        We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

  Transferability of Awards

        Except as our Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

  Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors of Sepracor and its subsidiaries and of other business ventures in which Sepracor has a controlling interest are eligible to be granted Awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to employees of Sepracor and its subsidiaries.

  Plan Benefits

        As of February 28, 2009, approximately 2,032 persons were eligible to receive Awards under the 2009 Plan, including Sepracor's six executive officers and seven non-employee directors. The granting of Awards under the 2009 Plan is discretionary, and Sepracor cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

        On March 16, 2009, the last reported sale price of our common stock on the Nasdaq Global Select Market was $14.43.

  Administration

        The 2009 Plan is administered by our Board. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan and any Award agreements entered into under the 2009 Plan. Pursuant to the terms of the 2009 Plan, our Board may delegate authority under the 2009 Plan to one or more committees or subcommittees of our Board.

        Pursuant to its authority to administer the 2009 plan and subject to any applicable limitations contained in the 2009 Plan, our Board, or any committee to whom our Board delegates authority, as the case may be, selects the recipients of Awards and determines (a) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (b) the exercise price of options (which may not be less than 100% of the fair market value of our common stock), (c) the duration of options (which may not exceed ten years), and (d) the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  Adjustments for Charges in Common Stock and Certain Other Events

        We are required to make equitable adjustments, in the manner determined by our Board, in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of Sepracor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) the transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of Sepracor. In connection with a Reorganization Event, our Board will take any one or more of the following actions as to all or any outstanding Awards on such terms as our Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which we refer to in this proxy statement as the Acquisition Price, make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of our common stock subject to the holder's Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder's outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of Sepracor, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

        The 2009 Plan also contains provisions addressing the consequences of a Change in Control Event, as defined in the Plan and described above. In connection with a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any option or restricted stock award, as applicable, or other agreement between a participant and Sepracor, (a) all options then outstanding shall automatically become exercisable in full and (b) all restrictions and conditions on all restricted stock awards then-outstanding shall automatically be deemed terminated or satisfied.

        Except as described above, our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, the unused shares of our common stock covered by such Award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. The 2009 Plan also provides that to the extent any Award that is a Full-Value Award, as defined in the 2009 Plan, is returned to the 2009 Plan, the share reserve and limits specified in the 2009 Plan will be credited for 1.5 shares for each one share of our common stock that is subject to such Award.

  Substitute Awards

        In connection with a merger or consolidation of an entity with Sepracor or the acquisition by Sepracor of property or stock of an entity, our Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms as our Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2009 Plan. Substitute options will not count against the 2009 Plan's overall share limit, except as may be required by the Code.

  Provisions for Foreign Participants

        Our Board may modify Awards granted to participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to participants employed in the United States as may, in the judgment of our Board, be necessary or desirable in order to recognize differences in local law or tax policy. Our Board also may impose conditions on the exercise or vesting of Awards in order to minimize our Board's obligation with respect to tax equalization for participants on assignments outside their home country.

  Amendment or Termination

        No Award may be made under the 2009 Plan after May 13, 2019 but Awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the 2009 Plan or any portion thereof; provided that, no (1) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until Sepracor's stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (2) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market, or NASDAQ, may be made effective unless and until Sepracor's stockholders approve such amendment; and (3) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the 2009 Plan (A) materially increasing the number of shares authorized under the 2009 Plan (other than pursuant to certain exceptions set forth in the 2009 Plan), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the 2009 Plan shall be effective unless and until Sepracor's stockholders approve such amendment. In addition, if at any time the approval of Sepracor's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2009 Plan adopted in accordance with the plan, and be binding on the holders of, all Awards outstanding under the 2009 Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of participants under the 2009 Plan. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2009 Plan.

        If the stockholders do not approve the adoption of the 2009 Plan, the 2009 Plan will not go into effect, and Sepracor will not grant any Awards under the 2009 Plan. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of the needs of Sepracor.

 Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Sepracor or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Non-statutory Stock Options

        A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Other Stock-Based Awards

        The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying common stock.

  Tax Consequences to the Company

        There will be no tax consequences to Sepracor except that Sepracor will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the future success of Sepracor depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our Board believes adoption of the 2009 Plan is in the best interests of Sepracor and our stockholders and recommends a vote "FOR" this proposal.

 PROPOSAL 3—AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

        Our Board believes that it is in our best interests to encourage stock ownership by our employees. Under our 1998 ESPP, we currently have reserved 1,900,000 shares of common stock to provide eligible employees, including officers and directors who are employees, with opportunities to purchase shares of our common stock. As of January 31, 2009, there were 385,828 shares available for future purchase under the 1998 ESPP. Accordingly, on March 25, 2009, our Board adopted, subject to stockholder approval, an amendment to the 1998 ESPP increasing the number of shares of common stock authorized for purchase under the 1998 ESPP from 1,900,000 shares to 2,900,000 shares.

Description of the 1998 ESPP

        The following is a summary of the material provisions of the 1998 ESPP.

General

        The 1998 ESPP consists of one or more semi-annual offerings. The offering periods are June 1 to the next succeeding November 30, and December 1 to the next succeeding May 31.

        An employee may elect to have up to a maximum of 10% deducted from his or her regular salary to be used for the purchase of shares of our common stock under the 1998 ESPP at the end of the respective offering period. The price at which the employee's shares are purchased is the lower of (a) 85% of the closing price of our common stock as quoted on the Nasdaq Global Select Market on the day that the offering period commences or (b) 85% of the closing price of our common stock as quoted on the Nasdaq Global Select Market on the day that the offering period terminates. No employee may be granted an option that permits his rights to purchase common stock under the 1998 ESPP (and any other such plan of Sepracor) to accrue at a rate that exceeds $25,000 of the fair market value of such common stock (determined as of the grant date) for each calendar year in which such right to purchase is outstanding at any time.

Eligibility

        With certain limited exceptions in the case of employees already holding a significant amount of our common stock, each of our employees (including officers and directors who are employees) as of the date an offering period commences and who is customarily employed for more than 20 hours per week and more than five months per year is eligible to participate in the 1998 ESPP. As of February 28, 2009, approximately 2,032 of our employees and employees of our subsidiaries, including our six executive officers, were eligible to participate in the 1998 ESPP.

        Because future option grants under the 1998 ESPP will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by us at this time. Directors who are neither officers nor employees of Sepracor are not eligible to participate in the 1998 ESPP.

        Since the adoption of the 1998 ESPP, the following persons and groups purchased and have a right to purchase on May 31, 2009, the last day of the current offering period, the number of shares listed:

	Number of Shares Purchased Under 1998 ESPP(1)	Number of Shares Purchasable During Current Offering Period(2)
Named Executive Officers:
Timothy J. Barberich	7,011	—
Adrian Adams	1,156	—
David P. Southwell	3,606	—
Mark H.N. Corrigan, M.D.	—	—
Andrew I. Koven	—	—
Robert F. Scumaci	4,287	1,420
Mark Iwicki	—	—
All Current Executive Officers as a Group	5,443	1,420
All Employees, including all Current Officers who are not Executive Officers, as a Group:	1,498,112	256,500

(1)
Share numbers have been adjusted to reflect a two-for-one split of the common stock in the form of a stock dividend effected on February 25, 2000.

(2)
Share numbers assume that the purchase price for the shares purchasable during the current offering period is 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the closing price of the common stock is less than $10.77, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares purchasable may be greater.

        No person has purchased greater than 5% of the shares issued under the 1998 ESPP.

        On March 16, 2009, the last reported sale price of our common stock on the Nasdaq Global Select Market was $14.43 per share.

Amendments; Administration

        The 1998 ESPP is administered by our Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the 1998 ESPP. The Compensation Committee may amend the 1998 ESPP at any time. However, no amendment shall be made without prior approval of our stockholders if such amendment would (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the number of shares that may be issued under the plan or (iii) materially modify the requirements as to eligibility for participants under the plan.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1998 ESPP and with respect to the sale of our common stock acquired under the 1998 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Additionally, this summary assumes that the 1998 ESPP will comply with section 423 of the Code. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the 1998 ESPP or upon purchasing stock at the end of an offering period.

        A participant may have both compensation income and capital gain or loss upon the sale of stock that was acquired under the 1998 ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

        If the participant sells the stock at a profit (the sale proceeds exceed the price) more than two years after the commencement of the offering period during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering period commenced; and

  •
  the participant's profit.

        Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Sepracor.    There will be no tax consequences to Sepracor except that Sepracor will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the amendment to the 1998 ESPP is in the best interests of Sepracor and our stockholders and therefore recommends a vote "FOR" this proposal.

 Securities Authorized for Issuance Under Our Equity Compensation Plans

        As of February 28, 2009, (a) options to purchase 7,788,993 shares of our common stock and 1,251,510 unvested shares of restricted stock were outstanding under the 2000 Plan and an additional 2,640,252 shares were reserved for future grants under the 2000 Plan, (b) options to purchase 395,246 shares of our common stock were reserved for future grants under the 2002 stock incentive plan, (c) total shares of common stock to be issued upon exercise of options outstanding under all of our equity compensation plans were 9,568,903, with a weighted average exercise price of $36.24 and a weighted average remaining life of 6.2 years, and (d) 1,286,510 unvested shares of restricted stock were outstanding under all of our equity compensation plans.

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2008.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,785,396	(2)	$37.93	2,761,320
Equity compensation plans not approved by security holders(3)	884,554		$18.84	375,926

Total:	10,669,950	(2)	$36.35	3,137,246

(1)
As of December 31, 2008, shares remained available for future grants as follows:

•
2,236,992 shares under the 2000 stock incentive plan for stock options, restricted stock, restricted stock units, unrestricted stock, stock appreciation rights, performance shares or other equity based awards, which shares will be available for issuance under the 2009 Stock Incentive Plan if approved at the annual meeting;

•
375,926 shares under our 2002 stock incentive plan for stock options or restricted stock awards;

•
395,000 shares under our 2008 director incentive plan for stock options or restricted stock awards; and

•
129,328 shares under our 1998 employee stock purchase plan (excluding the additional 1,000,000 shares to be available under the 1998 ESPP upon approval of the amendment to such plan as contemplated by Proposal 3 of this proxy statement);

(2)
Includes an estimated 256,500 shares issuable under our 1998 ESPP that are issuable in connection with the current offering period, which ends on May 31, 2009. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If on the last day of the offering period, the price of the common stock is less than $10.77, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price of the common stock on the last day of the offering period and, therefore, the number of shares issuable will be greater.

(3)
Includes our 1997 and 2002 stock incentive plan.

  1997 Stock Option Plan

        In October 1997, our Board of Directors adopted the 1997 stock option plan, or 1997 Plan, pursuant to which we can grant non-statutory stock options for up to 1,000,000 shares of our common stock to our employees and our subsidiaries' employees, other than executive officers. Under the terms of the 1997 Plan, no awards were made under the Plan after September 30, 2007, but awards previously granted may extend beyond that date.

        Our Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan, and any outstanding options under the 1997 Plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 1997 Plan contains provisions addressing the consequences of any acquisition event, which is defined in the 1997 Plan as:

  •
  any merger or consolidation that results in the voting power of our outstanding voting securities immediately prior to the event representing immediately after the event (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the surviving entity that are outstanding immediately after the merger or consolidation;

  •
  any sale of all or substantially all of our assets; or

  •
  the complete liquidation of Sepracor.

        Upon the occurrence of an acquisition event, our Board shall provide:

  •
  that all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding entity;

  •
  that the vesting schedules of any outstanding options shall accelerate and such stock options shall become fully exercisable prior to consummation of the acquisition event; or

  •
  for a cash out of the value of any outstanding options.

        The 1997 Plan also provides that the vesting schedules of all outstanding stock options shall accelerate and such stock options shall become immediately fully exercisable prior to a change of control event. A change of control event will be deemed to have occurred under the 1997 Plan in the event that:

  •
  an individual, entity or group (within the meaning of Section 13(d)(3) of 14(d)(2) of the Exchange Act) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of 50% or more of our outstanding voting securities;

  •
  we merge or consolidate with or into another corporation where, upon effectiveness of such merger or consolidation, our stockholders immediately prior to such merger or consolidation hold 50% or less of the voting securities of the corporation surviving such merger or consolidation;

  •
  all or substantially all of our assets are sold in a single transaction or series of related transactions; or

  •
  Sepracor is liquidated.

  2002 Stock Incentive Plan

        In February 2002, our Board of Directors adopted the 2002 stock incentive plan, or 2002 Plan, pursuant to which we can grant non-statutory stock options for up to 2,500,000 shares of our common stock to employees of ours and our subsidiaries, other than executive officers. In June 2002, the Board of Directors amended the 2002 Plan to increase the number of shares reserved for issuance under the 2002 plan to 4,000,000. In January 2008, our Board amended the 2002 Plan to provide that (a) awards subject to milestone-based vesting must have a vesting period of at least one year, (b) restricted stock and other stock-based awards, other than stock options, subject to time-based vesting must have a vesting period of at least three years, (c) stock options subject to time-based vesting must have a vesting period of at least one year, (d) the vesting schedules applicable to awards may not be accelerated by the Board other than in the event of the death, disability or retirement of an award recipient or a change in control and (e) amendments to the 2002 Plan will not be effective until approved by our stockholders if stockholder approval is required under applicable Nasdaq rules.

        Our Board of Directors is required to make appropriate adjustments in connection with the 2002 Plan, and any outstanding options under the 2002 Plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2002 Plan contains provisions addressing the consequences of any acquisition event, which is defined in the 2002 Plan as:

  •
  any merger or consolidation of Sepracor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property; or

  •
  any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

        Upon the occurrence of an acquisition event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the acquisition event or provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of an acquisition event that also constitutes a change in control event, as defined in the 2002 Plan, all options then outstanding will accelerate and become immediately and fully exercisable.

PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1985. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our 2009 annual meeting of stockholders, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in Sepracor's best interests and the best interests of our stockholders and therefore recommends a vote "FOR" this proposal.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2008 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Stockholder Proposals for the 2010 Annual Meeting

        Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us at our principal office in Marlborough, Massachusetts not later than December 4, 2009 for inclusion in the proxy statement for that meeting.

        In addition, our By-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). The required notice must be received by our Corporate Secretary, Andrew I. Koven, at our principal offices not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting of stockholders. The advance notice provisions of our By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

                      By Order of the Board of Directors,

                      ADRIAN ADAMS
                      President & Chief Executive Officer

April 3, 2009

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

APPENDIX A

SEPRACOR INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

A.    Purpose

  The purpose of the Audit Committee of the Board of Directors of Sepracor Inc. (the "Company") is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B.    Structure and Membership

  1.
  Number.    Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be "independent" as defined by such rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

  3.
  Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  4.
  Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  5.
  Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

  6.
  Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

  General

  The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the Company's registered public accounting firm (the "independent auditor"), in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company's financial statements and the Company's internal control over financial reporting and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's reports.

  Oversight of Independent Auditor

  1.
  Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

  2.
  Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") regarding the independent auditor's communications with the Audit Committee concerning independence. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  3.
  Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

  4.
  Preapproval of Services.    The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

  5.
  Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

    –
    critical accounting policies and practices;

    –
    alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    –
    other material written communications between the independent auditor and Company management.

  Audited Financial Statements

  6.
  Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended, and as adopted by the PCAOB, requires discussion.

  7.
  Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  8.
  Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

  9.
  Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

  10.
  Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the principal executive officer and principal financial officer required by Rule 13a-14 of the Exchange Act.

  11.
  Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  12.
  Oversight of Related-Person Transactions.    The Audit Committee shall review the Company's policies and procedures for reviewing and approving or ratifying "related person transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) and recommend any changes to the Board of Directors. In accordance with NASDAQ rules, the Audit Committee shall conduct appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis.

  13.
  Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

  3.
  Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

  4.
  Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5.
  Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

  6.
  Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

  7.
  Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

 APPENDIX B

SEPRACOR INC.
2009 STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of this 2009 Stock Incentive Plan (the "Plan") of Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.     Eligibility

        All of the Company's employees, officers and directors are eligible to be granted options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs") and other stock-based awards (each, an "Award") under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan shall be deemed a "Participant".

3.     Administration and Delegation

        (a)   Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

        (b)   Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.     Stock Available for Awards

  (a)   Number of Shares; Share Counting.

          (1)   Authorized Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to an aggregate of:

            (A)  4,000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"); plus

            (B)  such additional number of shares of Common Stock (up to 11,680,755 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company's 2000 Stock Incentive Plan, as amended (the "2000 Plan") that remain available for grant under the 2000 Plan as of the date of stockholder approval of this Plan and (y) the number of shares of Common Stock subject to awards granted under the 2000 Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased (including any shares of Common Stock repurchased by the Company at their original issuance price pursuant to a contractual repurchase right) (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder).

          Any or all of the Awards may be in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

          (2)   Fungible Share Pool.    Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.5 shares for each one share of Common Stock subject to such Full-Value Award. "Full-Value Award" means any Restricted Stock Award (as defined below) or Other Stock-Based Award (as defined below) with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.5 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.5 shares.

          (3)   Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

        (b)   Sub-limits.    Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

          (1)   Section 162(m) Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year, provided that, in a Participant's first year of hire, the maximum number of shares of Common Stock with respect to which Awards may be granted to such Participant shall be 1,000,000. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

          (2)   Limit on Award to Directors.    The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of the grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

        (c)   Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.     Stock Options

        (a)   General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

        (b)   Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Sepracor, any of Sepracor's present or future subsidiary corporations as defined in Sections 424(e) or

(f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)   Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. "Fair Market Value" of a share of Common Stock for purposes of the Plan will be determined as follows:

            (A)  if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

            (B)  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

            (C)  if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants' agreement that the Administrator's determination is conclusive and binding even though others might make a different determination.

        (d)   Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

        (e)   Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

          (5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such lawful consideration as the Board may determine; or

          (6)   by any combination of the above permitted forms of payment.

        (g)   Limitation on Repricing.    Unless such action is approved by the Company's stockholders or is pursuant to Section 9: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option and (iii) the Company may not repurchase for cash Options granted under the Plan with an exercise price that is less than 100% of the Repurchase Date Fair Market Value (as defined below). "Repurchase Date Fair Market Value" of a share of Common Stock for purposes of the Plan will be determined as follows:

            (A)  if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of repurchase; or

            (B)  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of repurchase; or

            (C)  if the Common Stock is not publicly traded, the Board will determine the Repurchase Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Repurchase Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

The Board has sole discretion to determine the Repurchase Date Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants' agreement that the Administrator's determination is conclusive and binding even though others might make a different determination.

6.     Stock Appreciation Rights

        (a)   General.    The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

        (b)   Grants.    SARs may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)   Tandem Awards.    When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

          (2)   Independent SARs.    A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

        (c)   Measurement Price.    The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a

SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

        (d)   Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

        (e)   Exercise of SARs.    SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

        (f)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders or is pursuant to Section 9: (i) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR, (ii) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR and (iii) the Company may not repurchase for cash SARs granted under the Plan with a measurement price that is less than 100% of the Repurchase Date Fair Market Value.

7.     Restricted Stock; Restricted Stock Units

        (a)   General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

        (b)   Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 8(c) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1).

Notwithstanding any other provision of this Plan (other than Section 8(c), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances, which shall include, without limitation, death, disability or retirement of the Participant, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

        (c)   Additional Provisions Relating to Restricted Stock.

          (1)   Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board and in accordance with applicable laws. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

          (2)   Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

        (d)   Additional Provisions Relating to Restricted Stock Units.

          (1)   Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

          (2)   Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

          (3)   Dividend Equivalents.    To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.     Other Stock-Based Awards

        (a)   General.    Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock-Based-Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

        (b)   Terms and Conditions.    Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 8(c) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 8(c), if applicable), the Board may, in its discretion, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances, which shall include, without limitation, death, disability or retirement of the Participant, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

        (c)   Performance Awards.

          (1)   Grants.    Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 8(c) ("Performance Awards"), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 8(c)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

          (2)   Committee.    Grants of Performance Awards to any Covered Employee intended to qualify as "performance-based compensation" under Section 162(m) ("Performance-Based Compensation") shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as "performance-based compensation" under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. "Covered Employee" shall mean any person who is, or whom the Committee, in its discretion, determines may be, a "covered employee" under Section 162(m)(3) of the Code.

          (3)   Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, market penetration goals, unit volume, geographic business expansion goals, drug discovery or other scientific goals, pre-clinical or clinical goals, regulatory approvals, cost targets and goals relating to acquisitions, divestitures and/or strategic partnerships. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

          (4)   Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

        (d)   Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

9.     Adjustments for Changes in Common Stock and Certain Other Events

        (a)   Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b), (iii) the minimum vesting provisions set forth in Sections 7(b) and 8(b), (iv) the number and class of securities and exercise price per share of each outstanding Option, (v) the share- and per-share provisions and the measurement price of each SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vii) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)   Reorganization Events.

          (1)   Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

          (2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)   Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions, including any rights of repurchase, on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

        (c)   Change in Control Events.

          (1)   Definition.    A "Change in Control Event" shall mean:

            (A)  the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

            (B)  such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

            (C)  the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

            (D)  the liquidation or dissolution of the Company.

          (2)   Effect on Options.    Notwithstanding the provisions of Section 9(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding shall automatically become immediately exercisable in full.

          (3)   Effect on Restricted Stock Awards.    Notwithstanding the provisions of Section 9(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions, including any rights of repurchase, on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

          (4)   Effect on SARs and Other Stock-Based Awards.    The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

10.   General Provisions Applicable to Awards

        (a)   Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)   Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)   Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)   Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)   Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    Except as otherwise provided in Section 5(g) or 6(f) with respect to repricings, Section 7(b) or 8(b) with respect to the vesting of Restricted Stock Awards and Other Stock-Based Awards or Section 8(c) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 9 hereof.

        (g)   Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)   Acceleration.    Except as otherwise provided in Section 7(b), 8(b) or 8(c), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.   Miscellaneous

        (a)   No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)   No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)   Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

        (d)   Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company's stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market ("NASDAQ") may be made effective unless and until the Company's stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company's stockholders approve such amendment. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)   Authorization of Sub-Plans.    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

        (f)    Non U.S. Employees.    Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board's obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

        (g)   Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A of the Code) (the "New Payment Date"), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

        The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

        (h)   Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

        (i)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX C

AMENDMENT NO. 5 TO
1998 EMPLOYEE STOCK PURCHASE PLAN

        The 1998 Employee Stock Purchase Plan (the "Plan") be, and hereby is amended by deleting the second sentence of the first paragraph of the Plan in its entirety and inserting in lieu thereof the following:

  "Two Million Nine Hundred Thousand (2,900,000) shares of Common Stock in the aggregate have been approved for this purpose".

        Adopted by the Board of Directors on March 25, 2009.

C-1

APPENDIX D

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

SEPRACOR INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2009

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Robert F. Scumaci and Andrew I. Koven, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2009 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting of Stockholders, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

        Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

        UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

ADDRESS CHANGES/COMMENTS:

(If you noted any Address Changes/Comments above, please mark corresponding box on reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEPRACOR LOGO] ATTN: INVESTOR RELATIONS 84 WATERFORD DRIVE MARLBOROUGH, MA 01752-7231	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sepracor Inc. in mailing of proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sepracor Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEPRACOR INC.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

		For All	Withhold All	For All Except	To withhold authority to vote for either individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	Election of Class I Directors	☐	☐	☐
NOMINEES: 01) Robert J. Cresci 02) James F. Mrazek

		For	Against	Abstain
2.	To approve the adoption of Sepracor's 2009 Stock Incentive Plan.	☐	☐	☐
		For	Against	Abstain
3.	To approve an amendment to Sepracor's 1998 Employee Stock Purchase Plan, or 1998 ESPP, increasing from 1,900,000 to 2,900,000 the number of shares of Sepracor common stock reserved for issuance under the 1998 ESPP.	☐	☐	☐
		For	Against	Abstain
4.	To ratify the selection of PricewaterhouseCoopers LLP as Sepracor's independent registered public accounting firm for the current fiscal year.	☐	☐	☐

For address changes/comments, please check this box and write them on the back where indicated	☐

Please indicate if you plan to attend this meeting.	Yes	No
	☐	☐

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date